   As filed with the Securities and Exchange Commission on November 20, 2001
                                                   Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            _______________________

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------

                              DIMON INCORPORATED
            (Exact name of registrant as specified in its charter)

            VIRGINIA                            5159                             54-1746567
(State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer Identification No.)
         incorporation)              Classification Code Number)

                               512 Bridge Street
                           Danville, Virginia 24541
                                (434) 792-7511
              (Address, including zip code, and telephone number,
                     including area code, of registrant's
                         principal executive offices)


                                James A. Cooley
               Senior Vice President and Chief Financial Officer
                              DIMON Incorporated
                               512 Bridge Street
                           Danville, Virginia 24541
                                (434) 792-7511
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service
                                  of process)


                                  Copies to:
                               Thurston R. Moore
                               Randall S. Parks
                               Hunton & Williams
                             951 East Byrd Street
                           Richmond, Virginia 23219
                                (804) 788-8200

             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
        THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.


     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[_]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]


                        CALCULATION OF REGISTRATION FEE

                                                             Proposed                 Proposed
          Title of                 Amount to be          Maximum Offering        Maximum Aggregate          Amount of
 Securities to be Registered       Registered(1)          Price Per Unit           Offering Price        Registration Fee
 ---------------------------       -------------          --------------           --------------        ----------------
  9 5/8% Senior Notes due 2011      $200,000,000                N/A                     N/A                  $ 50,000

(1) The Registration Statement covers the maximum principal amount of notes of the Registrant which may be issued in connection with the transaction described herein.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2001
The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities or the solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Prospectus

                                  [DIMON LOGO]

                                OFFER TO EXCHANGE

                up to $200,000,000 Principal Amount Outstanding
                         9 5/8% Senior Notes due 2011
                                      for
                          a like Principal Amount of
                         9 5/8% Senior Notes due 2011
          That Have Been Registered under the Securities Act of 1933

                 THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                   NEW YORK CITY TIME, ON ___________, 2001

      We are offering to exchange up to $200,000,000 of our 9 5/8% Exchange Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933 for our existing 9 5/8% Notes due 2011 (the "Old Notes"). We are offering to issue the Exchange Notes to satisfy our obligations contained in the registration rights agreement entered into when the Old Notes were sold in transactions pursuant to Rule 144A under the Securities Act and therefore not registered with the SEC.

      The terms of the Exchange Notes are substantially identical in all material respects to the Old Notes that we issued on October 30, 2001, except for the Exchange Notes have been registered under the Securities Act, and certain transfer restrictions and registration rights relating to the Old Notes do not apply to the Exchange Notes.

      Interest on the Exchange Notes will accrue from October 30, 2001 and we will pay interest twice a year, beginning April 15, 2002.

      We cannot redeem the Exchange Notes before October 15, 2006. On and after that date, we may redeem them at certain specified prices. However, on or before October 15, 2004, we can redeem up to 35% of the original principal amount of the Exchange Notes at 109.625% of their principal amount, plus interest, with money we raise in certain public equity offerings.

      If we experience certain changes of control, we must offer to purchase the Exchange Notes at 101% of their principal amount, plus interest.

      To exchange your Old Notes for Exchange Notes:

         . You must complete and send the letter of transmittal that accompanies this prospectus to the Exchange Agent, SunTrust Bank, by 5:00 p.m., New York time, on ______, 2001.

         . If your Old Notes are held in book-entry form at the Depository Trust Company ("DTC"), you must instruct DTC through your signed letter of transmittal that you wish to exchange your Old Notes for Exchange Notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of Old Notes for Exchange Notes.

         . You should read the section called "The Exchange Offer" for additional information on how to exchange your Old Notes for Exchange Notes.

      CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.


--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved the Exchange Notes to be distributed in the exchange offer, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                The date of this prospectus is ______ __, 2001

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
INDUSTRY AND MARKET DATA.......................................................................................  ii
WARNING REGARDING FORWARD-LOOKING STATEMENTS...................................................................  ii
PROSPECTUS SUMMARY.............................................................................................   1
SUMMARY OF THE EXCHANGE OFFER..................................................................................   3
SUMMARY OF THE EXCHANGE NOTES..................................................................................   6
RISK FACTORS...................................................................................................   8
USE OF PROCEEDS................................................................................................  16
CAPITALIZATION.................................................................................................  16
SELECTED CONSOLIDATED FINANCIAL DATA...........................................................................  17
THE EXCHANGE OFFER.............................................................................................  20
DESCRIPTION OF EXCHANGE NOTES..................................................................................  26
BOOK-ENTRY; DELIVERY AND FORM..................................................................................  55
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS................................................................  57
PLAN OF DISTRIBUTION...........................................................................................  58
LEGAL MATTERS..................................................................................................  59
EXPERTS........................................................................................................  59
WHERE YOU CAN FIND MORE INFORMATION............................................................................  59

                           INDUSTRY AND MARKET DATA

      We obtained the market and competitive position data used throughout this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Unless otherwise indicated, market data are estimates based on information collected by us in the ordinary course of business. The cited industry publications and surveys do not guarantee the accuracy and completeness of such information. While we believe that these studies and publications are reliable, we have not independently verified such data, and make no representation as to the accuracy of such information.

                 WARNING REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can generally identify forward-looking statements by phrases such as "we expect," "we anticipate" or words of similar meaning. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Some of the things that could cause our actual results to differ substantially from our expectations are described under the heading "Risk Factors" and in documents incorporated by reference in this prospectus.

      We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

      You should carefully read this prospectus in its entirety. It contains information that you should consider when making your investment decision.

                              PROSPECTUS SUMMARY

      This summary highlights some of the information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus carefully, including the risk factors and the financial statements. The term "Old Notes" refers to the unregistered 9 5/8% notes due 2011 that were issued on October 30, 2001 to qualified institutional buyers in a Rule 144A private placement. The term "Exchange Notes" refers to the registered 9 5/8% notes due 2011 that are offered pursuant to this prospectus. References in this prospectus to "DIMON'" "the Company," "we," "us," "our" or "our company" refer to DIMON Incorporated and its subsidiaries combined, unless the context clearly indicates otherwise.

                             The Exchange Offering

      On October 30, 2001, we completed the private offering of an aggregate principal amount of $200,000,000 of Old Notes. We entered into a registration rights agreement with the initial purchasers (the "Registration Rights Agreement") in which we agreed, among other things, to deliver to you this prospectus and to offer to exchange your Old Notes for Exchange Notes with substantially identical terms. If the exchange offer is not completed by June 11, 2002, we will be required to pay you liquidated damages. You should read the discussion under the heading "Description of Exchange Notes" for further information regarding the Exchange Notes.

      We believe the Exchange Notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of the Exchange Notes.

                                  The Company

      We are the second largest independent leaf tobacco merchant in the world with an estimated 30% share of the market for internationally-traded leaf tobacco. We select, purchase, process, store, pack, and ship tobacco grown in 39 countries, servicing manufacturers of cigarettes and other consumer tobacco products sold in approximately 90 countries around the world. Our revenues primarily comprise sales of processed tobacco and fees charged for processing and related services to manufacturers of tobacco products. We deal primarily in flue-cured, burley, and oriental tobaccos that are used in international brand cigarettes. We do not manufacture cigarettes or other consumer tobacco products. For the year ended June 30, 2001, our total sales and other revenue was $1.4 billion and our EBITDA was $131.8 million.

      We have developed an extensive international network through which we purchase, process and sell leaf tobacco grown throughout the world. We maintain a presence, and in some cases a leading position, in most tobacco growing regions in the world, including the principal export markets for flue-cured and burley tobacco: the United States, Brazil, Zimbabwe and Malawi. We process tobacco in 24 facilities around the world. Each type of tobacco is separated into different grades based on quality and then blended to meet each customer's specifications. The tobacco is processed through a complex mechanized threshing and separating operation and then dried to meet precise moisture levels in accordance with the customer's specification. The processing of leaf tobacco is an essential service to our customers because the quality of processed leaf tobacco substantially affects the cost and quality of the manufacturer's end product.

      We sell our processed tobacco primarily to large multinational cigarette manufacturers, including Philip Morris, Japan Tobacco, Lorillard, RJR Tobacco, Reemtsma, British American Tobacco and others. In fiscal 2001, we delivered approximately 31% of our tobacco sales to customers in the U.S., approximately 36% to customers in Europe and the remainder to customers located in Asia, Africa and elsewhere. Our customers generally pay the carrying and shipping costs for all committed tobacco after our initial receipt, substantially reducing carrying costs associated with a large portion of our inventory. Through our predecessor companies, we have a long operating history in the leaf tobacco industry and have maintained relationships with many of our major customers for over 50 years, with some of these relationships beginning in the early 1900s. We were formed through the 1995 merger of Dibrell Brothers, Incorporated, founded in 1873, and Monk-Austin, Inc., founded in 1907.

                          ---------------------------

      Our executive and administrative offices are located at 512 Bridge Street, Danville, Virginia 24541. Our telephone number is (434) 792-7511.

                         SUMMARY OF THE EXCHANGE OFFER

Securities to be Exchanged..............    On October 30, 2001, we issued $200
                                            million in aggregate principal
                                            amount of Old Notes to the initial
                                            purchasers in a transaction exempt
                                            from the registration requirements
                                            of the Securities Act of 1933. The
                                            terms of the Exchange Notes and the
                                            Old Notes are substantially
                                            identical in all material respects,
                                            except for certain transfer
                                            restrictions. See "Description of
                                            Exchange Notes."

The Exchange Offer......................    We are offering $1,000 principal
                                            amount of Exchange Notes in exchange
                                            for each $1,000 principal amount of
                                            Old Notes. As of the date hereof,
                                            Old Notes representing $200 million
                                            in aggregate principal amount are
                                            outstanding.

                                            Based on interpretations by the
                                            staff of the Securities and Exchange
                                            Commission, as set forth in no-
                                            action letters issued to certain
                                            third parties unrelated to us, we
                                            believe that Exchange Notes issued
                                            pursuant to the exchange offer in
                                            exchange for Old Notes may be
                                            offered for resale, resold or
                                            otherwise transferred by holders
                                            thereof (other than any holder which
                                            is our "affiliate" within the
                                            meaning of Rule 405 promulgated
                                            under the Securities Act of 1933, or
                                            a broker-dealer who purchased Old
                                            Notes directly from us to resell
                                            pursuant to Rule 144A or any other
                                            available exemption promulgated
                                            under the Securities Act of 1933),
                                            without compliance with the
                                            registration and prospectus delivery
                                            requirements of the Securities Act
                                            of 1933; provided that such Exchange
                                            Notes are acquired in the ordinary
                                            course of such holders' business and
                                            such holders have no arrangement
                                            with any person to engage in a
                                            distribution of such Exchange Notes.

                                            However, we have not submitted a no-
                                            action letter to the Securities and
                                            Exchange Commission. We cannot be
                                            sure that the staff of the
                                            Securities and Exchange Commission
                                            would make a similar determination
                                            with respect to the exchange offer
                                            as in such other circumstances.
                                            Furthermore, each holder, other than
                                            a broker-dealer, must acknowledge
                                            that it is not engaged in, and does
                                            not intend to engage in, a
                                            distribution of such Exchange Notes
                                            and has no arrangement or
                                            understanding to participate in a
                                            distribution of Exchange Notes. Each
                                            broker-dealer that receives Exchange
                                            Notes for its own account pursuant
                                            to the exchange offer must
                                            acknowledge that it will comply with
                                            the prospectus delivery requirements
                                            of the Securities Act of 1933 in
                                            connection with any resale of such
                                            Exchange Notes directly from us and
                                            not as a result of market-making
                                            activities or other trading
                                            activities, may not rely on the
                                            staff's interpretations discussed
                                            above or participate in the exchange
                                            offer, and must comply with the
                                            prospectus delivery requirements of
                                            the Securities Act of 1933 in order
                                            to resell the Exchange Notes.

Registration Rights Agreement...........    We sold the Old Notes on October 30,
                                            2001 in a private placement in
                                            reliance on Section 4(2) of the
                                            Securities Act of 1933. The Old
                                            Notes were immediately resold by the
                                            initial purchasers in reliance on
                                            Rule 144A and Regulation S under the
                                            Securities Act of 1933.

                                            In connection with the sale, we
                                            entered into a registration rights
                                            agreement with the initial
                                            purchasers of the Old Notes
                                            requiring us to make the exchange
                                            offer. The registration rights
                                            agreement also provides that we must
                                            use our reasonable best efforts to
                                            (i) cause the registration statement
                                            with respect to the exchange offer
                                            to be declared effective
                                            within 180 days of the date on which
                                            we issued the Old Notes and (ii)
                                            consummate the exchange offer by the
                                            30/th/ business day after the
                                            exchange offer registration
                                            statement is declared effective. See
                                            "The Exchange Offer."

Expiration Date.........................    The exchange offer will expire at
                                            5:00 p.m., New York City time, on
                                            _____________, 2001, or such later
                                            date and time to which it is
                                            extended.

Withdrawal..............................    The tender of the Old Notes pursuant
                                            to the exchange offer may be
                                            withdrawn at any time prior to 5:00
                                            p.m., New York City time, on
                                            _____________, 2001, or such later
                                            date and time to which we extend the
                                            offer. Any Old Notes not accepted
                                            for exchange for any reason will be
                                            returned to the tendering holder
                                            thereof as soon as practicable after
                                            the expiration or termination of the
                                            exchange offer.

Interest  on the  Exchange  Notes  and the
Old Notes...............................    Interest on the Exchange Notes will
                                            accrue from October 30, 2001 or from
                                            the date of the last payment of
                                            interest on the Old Notes, whichever
                                            is later. No additional interest
                                            will be paid on Old Notes tendered
                                            and accepted for exchange.


Conditions to the Exchange Offer........    The exchange offer is subject to
                                            certain customary conditions,
                                            certain of which may be waived by
                                            us. See "The Exchange Offer--
                                            Conditions to Exchange Offer."

Procedures for Tendering Old Notes......    Each holder of the Old Notes wishing
                                            to accept the exchange offer must
                                            complete, sign and date the letter
                                            of transmittal, or a copy thereof,
                                            in accordance with the instructions
                                            contained in this prospectus and
                                            therein, and mail or otherwise
                                            deliver the letter of transmittal,
                                            or the copy, together with the Old
                                            Notes and all other required
                                            documentation, to the exchange agent
                                            at the address set forth in this
                                            prospectus. Anyone holding the Old
                                            Notes through the Depository Trust
                                            Company ("DTC") and wishing to
                                            accept the exchange offer must do so
                                            pursuant to the DTC's Automated
                                            Tender Offer Program, by which each
                                            tendering holder will agree to be
                                            bound by the letter of transmittal.
                                            By executing or agreeing to be bound
                                            by the letter of transmittal, each
                                            holder will represent to us that,
                                            among other things:

                                            .     the Exchange Notes acquired
                                                  pursuant to the exchange offer
                                                  are being obtained in the
                                                  ordinary course of business of
                                                  the person receiving such
                                                  Exchange Notes, whether or not
                                                  such person is the registered
                                                  holder of the Old Notes;

                                            .     the holder is not  engaging in
                                                  and does not  intend to engage
                                                  in  a  distribution   of  such
                                                  Exchange Notes;

                                            .     the holder does not have an
                                                  arrangement or understanding
                                                  with any person to participate
                                                  in a distribution of such
                                                  Exchange Notes; and

                                            .     the holder is not an
                                                  "affiliate," as defined under
                                                  Rule 405 under the Securities
                                                  Act of 1933, of the Company.


                                            Pursuant to the registration rights
                                            agreement, if:

                                            .     we determine that we are not
                                                  permitted to effect the
                                                  exchange offer as contemplated
                                                  by this prospectus because of
                                                  any change in law or
                                                  Securities and Exchange
                                                  Commission policy;

                                            .     the Registered  Exchange Offer
                                                  is not  consummated  within 30
                                                  business  days of the date the
                                                  exchange  offer   registration
                                                  statement became effective; or

                                            .     any holder of Transfer
                                                  Restricted Securities, as that
                                                  term is defined in the
                                                  Registration Rights Agreement
                                                  filed as an exhibit to this
                                                  registration statement,
                                                  notifies us within 20 days
                                                  after consummation of the
                                                  exchange offer:

                                                  .    that such Holder is not
                                                       eligible to participate
                                                       in the Registered
                                                       Exchange Offer, if such
                                                       Holder is not an
                                                       Affiliate of the Company;

                                                  .    that the Exchange Notes
                                                       such Holder would receive
                                                       would not be freely
                                                       tradeable; or

                                                  .    that it is a broker-
                                                       dealer and owns Old Notes
                                                       acquired directly from us
                                                       or one of our affiliates,

                                            we may be required to file a "shelf"
                                            registration statement for a
                                            continuous offering pursuant to Rule
                                            415 under the Securities Act of 1933
                                            in respect of the Old Notes.

                                            We will accept for exchange any and
                                            all Old Notes which are properly
                                            tendered (and not withdrawn) in the
                                            exchange offer prior to 5:00 p.m.,
                                            New York City time, on ____________,
                                            2001. The Exchange Notes issued
                                            pursuant to the exchange offer will
                                            be delivered promptly following the
                                            expiration date. See "The Exchange
                                            Offer--Acceptance of Old Notes for
                                            Exchange; Delivery of Exchange
                                            Notes."

Exchange Agent..........................    SunTrust Bank is serving as exchange
                                            agent in connection with the
                                            exchange offer.

Federal Income Tax Considerations.......    The exchange of Old Notes for
                                            Exchange Notes pursuant to the
                                            exchange offer should not constitute
                                            a sale or an exchange for federal
                                            income tax purposes. See "Material
                                            U.S. Federal Income Tax
                                            Considerations."

Effect of Not Tendering.................    Old Notes that are not tendered or
                                            that are tendered but not accepted
                                            will, following the completion of
                                            the exchange offer, continue to be
                                            subject to the existing restrictions
                                            upon transfer. Except as noted
                                            above, we will have no further
                                            obligation to provide for the
                                            registration under the Securities
                                            Act of 1933 of such Old Notes. See
                                            "Risk Factors--Holders That Do Not
                                            Exchange Old Notes Hold Restricted
                                            Securities."

                          SUMMARY OF THE EXCHANGE NOTES

      The form and terms of the Exchange Notes to be issued in the exchange offer are the same as the form and terms of the Old Notes except that the Exchange Notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer. The Exchange Notes issued in the exchange offer will evidence the same debt as the Old Notes, and both the Old Notes and the Exchange Notes are governed by the same indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Exchange Notes" section of this prospectus beginning on page 26 contains a more detailed description of the terms and conditions of the Exchange Notes.



Securities Offered......................   $200 million principal amount of 9
                                           5/8% Senior notes due 2011

Issuer..................................   DIMON Incorporated

Maturity Date...........................   October 15, 2011

Interest Payment Dates..................   April 15 and October 15 of each
                                           year, beginning on April 15, 2002

Optional Redemption.....................   We may redeem:

                                           .  all or part of the original
                                              principal amount of the Exchange
                                              Notes beginning on October 15,
                                              2006, at the redemption prices
                                              stated in "Description of Exchange
                                              Notes--Redemption," plus accrued
                                              and unpaid interest on the
                                              Exchange Notes to be redeemed; and

                                           .  up to 35% of the Exchange Notes at
                                              any time prior to October 15, 2004
                                              at a price of 109.625% of the
                                              principal amount of the Exchange
                                              Notes, plus accrued and unpaid
                                              interest, with the proceeds of
                                              certain public equity offerings of
                                              our company.

Ranking.................................   The Exchange Notes will be unsecured
                                           senior obligations of the Company.
                                           The Exchange Notes will rank equal in
                                           right of payment with all our other
                                           existing and future senior unsecured
                                           obligations. The Exchange Notes will
                                           effectively rank behind any of our
                                           future indebtedness that is secured
                                           by any of our assets to the extent of
                                           the value of such assets, even if
                                           such indebtedness expressly provides
                                           that it is not senior to the Exchange
                                           Notes. In the future, we may issue
                                           debt that ranks equal or subordinate
                                           to the Exchange Notes. The Exchange
                                           Notes will also effectively rank
                                           behind any of the debt and
                                           liabilities of our subsidiaries,
                                           except for any Note Guarantors.

Change of Control.......................   Upon a change in control, defined as
                                           the acquisition by any persons of
                                           beneficial ownership of 30% or more
                                           of the outstanding shares of our
                                           common stock, transfers of
                                           substantially all of our assets,
                                           certain substantial changes in our
                                           Board of Directors and certain
                                           consolidations or mergers of the
                                           Company involving a significant
                                           change in shareholdings, the Company
                                           will be required to make an offer to
                                           repurchase outstanding Exchange Notes
                                           at 101% of the aggregate principal
                                           amount thereof plus accrued and
                                           unpaid interest to the date of
                                           purchase. See "Description of
                                           Exchange Notes--Change of Control."

Note Guarantees.........................   Each Material Domestic Subsidiary
                                           will be required to be a Note
                                           Guarantor. As of the date hereof,
                                           there are no Note Guarantors.

Basic Indenture Covenants...............   The Indenture (as defined herein)
                                           will contain certain covenants that,
                                           among other things, limit our ability
                                           to (i) transfer or issue shares of
                                           capital stock of subsidiaries to
                                           third parties, (ii) pay dividends or
                                           make certain other payments, (iii)
                                           incur additional indebtedness, (iv)
                                           issue preferred stock, (v) incur
                                           liens to secure our indebtedness,
                                           (vi) apply net proceeds from certain
                                           asset sales, (vii) enter into certain
                                           transactions with affiliates, (viii)
                                           merge with or into any other person
                                           or (ix) enter into certain sale and
                                           leaseback transactions. See
                                           "Description of Exchange Notes--
                                           Certain Covenants."

Exchange Offer; Registration Rights.....   We agreed to offer to exchange the
                                           Old Notes for a new issue of
                                           identical debt securities registered
                                           under the Securities Act of 1933 as
                                           evidence of the same underlying
                                           obligation of indebtedness. This
                                           exchange offer is in satisfaction of
                                           that agreement. We have also agreed
                                           to provide a shelf registration
                                           statement to cover resales of the
                                           outstanding notes under certain
                                           circumstances. If we fail to satisfy
                                           these obligations, we have agreed to
                                           pay liquidated damages to holders of
                                           the outstanding notes under specified
                                           circumstances until we satisfy our
                                           obligations.

Use of Proceeds.........................   We will not receive any proceeds upon
                                           the completion of the exchange offer.
                                           See "Use of Proceeds."

                                 RISK FACTORS

      An investment in the Exchange Notes involves a high degree of risk. You should carefully consider the risks described below in addition to all other information provided to you in this prospectus before making an investment in the Exchange Notes. You should also carefully consider the information entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," incorporated by reference in this prospectus. The following factors contain certain forward-looking statements involving risks and uncertainties. Our actual results may differ materially from the results anticipated in these forward-looking statements.

                     Risks Relating to the Exchange Offer

      Holders That Do Not Exchange Old Notes Hold Restricted Securities.

      If you do not exchange your Old Notes for Exchange Notes, your ability to sell the Old Notes will be restricted.

      If you do not exchange your Old Notes for the Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes in a transaction not subject to the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. If you are still holding any Old Notes after the expiration date of the exchange offer and the exchange offer has been consummated, you will not be entitled to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to limited exceptions, if applicable). After the exchange offer is completed, we will not be required, and we do not intend, to register the Old Notes under the Securities Act. In addition, if you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Old Notes would be adversely affected.

      Holders Responsible for Compliance with Exchange Offer Procedures.

      If you do not comply with the exchange offer procedures, you will be unable to obtain the Exchange Notes.

      We will issue the Exchange Notes in exchange for the Old Notes only after we have timely received your Old Notes, along with a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your Old Notes in exchange for Exchange Notes, you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor DIMON is under any duty to give notification of defects or irregularities in the tender of Old Notes for exchange. The exchange offer will expire at 5:00 p.m., New York City time, on ___________, 2001, or on a later extended date and time as we may decide (the "Expiration Date").

      The Exchange Notes and any Old Notes which remain outstanding after the exchange offer will vote together as a single class for purposes of determining whether the required percentage of holders have taken certain actions or exercised certain rights under the Indenture.

      Requirements for Transfer of Exchange Notes

      Even the Exchange Notes, in your hands, may not be freely tradeable.

      Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, that you acquired your Exchange Notes in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such Exchange Notes. However, we have not submitted a no-action letter to the SEC regarding this exchange offer and we cannot assure you that the SEC would make a similar determination with respect to this exchange offer. If you are an affiliate of DIMON, are engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the Exchange Notes to be acquired pursuant to the exchange offer, you will be subject to additional limitations. See "The Exchange Offer--Resale of the Exchange Notes."

    Risks Relating To Our Indebtedness and The Old Notes and Exchange Notes

      We have substantial debt which may adversely affect us by limiting future sources of financing, interfering with our ability to pay interest and principal on the Old Notes and Exchange Notes and subjecting us to additional risks.

      Following this offering, we will have a significant amount of indebtedness and debt service obligations. As of September 30, 2001, on a pro forma basis as adjusted for this offering, we would have had approximately $588.9 million of indebtedness. In addition, the Indenture governing the Old Notes and Exchange Notes allows us to incur additional indebtedness under certain circumstances. If we add new indebtedness to our current indebtedness levels, the related risks that we now face could increase. See "Capitalization," "Selected Consolidated Financial Data" and "Description of Exchange Notes--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

      Our substantial debt will have important consequences, including:

          . our indebtedness may limit our ability to obtain additional financing on satisfactory terms and to otherwise fund working capital, capital expenditures, debt refinancing, acquisitions and other general corporate requirements;

          . a significant portion of our cash flow from operations must be dedicated to paying interest on and the repayment of the principal of our indebtedness. This reduces the amount of cash we have available for other purposes and makes us more vulnerable to a decrease in demand for leaf tobacco or to increases in our operating costs;

          . our failure to comply with the financial and other covenants applicable to our debt could result in an event of default, which, if not cured or waived, could have a material adverse effect on us; and

          . our ability to adjust to changing market conditions and to compete with other global leaf tobacco merchants may be hampered by the amount of debt we owe.

      A court could declare the Old Notes and Exchange Notes junior in right of payment or take other actions under fraudulent transfer statutes that are detrimental to you.

      Under federal or state fraudulent transfer laws, an unpaid creditor or representative of creditors, including a trustee in bankruptcy, could file a lawsuit claiming that the issuance of the Old Notes and Exchange Notes constituted a fraudulent conveyance. If a court were to find that there has been a fraudulent conveyance, it could:

          . avoid all or a portion of our obligations to you under the Old Notes and Exchange Notes and the Indenture, including any Note Guarantee;

          . subordinate our obligations to you under the Old Notes and Exchange Notes or any Note Guarantee to our obligations to our other existing and future creditors, entitling other creditors to be paid in full before any payment is made on the Old Notes and Exchange Notes or any Note Guarantee; and

          . take other action detrimental to you, including, in some circumstances, invalidating the Old Notes and Exchange Notes or any Note Guarantee.

      If a court were to take any of those actions, we cannot assure you that you would ever be repaid.

      We may not have sufficient funds to repay the Old Notes and Exchange Notes upon a change of control.

      If we experience certain changes of control, you will have the right to require us to purchase your Old Notes and Exchange Notes at a purchase price equal to 101% of the principal amount of your Old Notes and Exchange

Notes plus accrued and unpaid interest. In such circumstances, we may also be required to repay our other outstanding debts or obtain consents that may be required to permit us to purchase your Old Notes and Exchange Notes. If we cannot repay our debts or obtain the needed consents, we may be unable to purchase the Old Notes and Exchange Notes. This would be an event of default under the Indenture. Upon a change of control, we cannot guarantee you that we will have sufficient funds to make any required payments, including purchases of the Old Notes and Exchange Notes, as described above. See "Description of Exchange Notes--Change of Control."

      The events that qualify as a change of control under the Indenture may also be events of default under other indebtedness. If we cannot repay such borrowings when due, the lenders could proceed against any collateral securing such indebtedness.

      There may be no active trading market for the Exchange Notes to be issued in the exchange offer.

      There is no existing market for the Exchange Notes. We cannot assure you with respect to:

          . the liquidity of any market for the Exchange Notes that may develop;

          .    your ability to sell Exchange Notes; or

          .    the price at which you will be able to sell the Exchange Notes.

      If a public market were to exist, the Exchange Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance. We do not intend to list the Exchange Notes to be issued to you in the exchange offer on any securities exchange or to seek approval for quotations through any automated quotation system. No active market for the Exchange Notes is currently anticipated. The initial purchasers of the Old Notes have advised us that they currently anticipate making a secondary market for the Exchange Notes, but they are not obligated to do so. We cannot assure you that an active or liquid public trading market will develop for the Exchange Notes.

      Our holding company structure means that the Old Notes and Exchange Notes will be effectively subordinated to the creditors of our subsidiaries.

      Because a substantial part of our assets consists of the capital stock of our subsidiaries, our creditors, including the holders of the Old Notes and Exchange Notes, will effectively rank junior to all creditors (including unsecured creditors) of our subsidiaries, other than any Note Guarantors, with respect to the assets of such subsidiaries, notwithstanding that the Old Notes and Exchange Notes will be senior obligations of our company. Our ability to meet our debt service and principal repayment obligations will depend upon receiving cash flow from our subsidiaries. Approximately 58.8% of our revenues for the year ended June 30, 2001 were attributable to our subsidiaries. In addition, our right to receive the assets of any of these subsidiaries upon liquidation or reorganization of such subsidiary (and the consequent right of the holders of the Old Notes and Exchange Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. As of September 30, 2001, on a pro forma basis after giving effect to the offering and the use of the proceeds thereof, the aggregate amount of our indebtedness would be approximately $588.9 million of which approximately $35.9 million is secured and of which approximately $179.6 million represents indebtedness of our subsidiaries which is structurally senior to the Old Notes and Exchange Notes.

                       Risks Relating To Our Operations

      Our financial results will vary according to growing conditions, customer indications and other factors, which also reduces your ability to gauge our performance and increases the risk of an investment in our securities.

      Our financial results, particularly the quarterly financial results, may be significantly affected by fluctuations in tobacco growing seasons and crop sizes. The cultivation period for tobacco is dependent upon a number of factors, including the weather and other natural events, such as hurricanes or tropical storms, and our processing schedule and results of operations can be significantly altered by these factors.

      Further, the timing and unpredictability of customer indications, orders and shipments causes us to keep tobacco in inventory, increases our risk and results in variations in quarterly and annual financial results. We may from time to time in the ordinary course of business keep a significant amount of processed tobacco in inventory for our customers to accommodate their inventory management and other needs. Sales recognition by us and our subsidiaries is based on the passage of ownership, usually with shipment of product. Since individual shipments may represent significant amounts of revenue, our quarterly and annual financial results may vary significantly depending on our customers' needs and shipping instructions. In particular, because significant deliveries of Brazilian tobacco are made at the end of our fourth fiscal quarter of each year or the beginning of the first quarter of the following year, significant amounts of sales and operating profits may shift from fiscal year to fiscal year.

      These fluctuations result in varying volumes and sales in given periods, which also reduces your ability to compare our financial results in different periods or in the same periods in different years.

      Our adoption and application of certain standards in financial accounting could cause our annual and quarterly financial results to vary and will reduce your ability to gauge our performance, increasing the risk of an investment in our securities.

      Effective July 1, 2000, we adopted Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. As a result of adoption of SFAS No. 133, we recognize all derivative financial instruments, such as interest rate swap contracts and foreign exchange contracts, in the consolidated financial statements at fair value regardless of the purpose or intent for holding the instrument. We use forward contracts to mitigate our exposure to changes in foreign currency exchange rates on forecasted transactions. Generally, the effective portion of unrealized gains and losses associated with forward contracts and the intrinsic value of option contracts are deferred as a component of accumulated other comprehensive income until the underlying hedge transactions are reported on our consolidated statement of earnings. We have traditionally used interest rate swaps to mitigate our exposure to changes in interest rates related to certain debt agreements. The swaps convert floating-rate debt to fixed-rate debt. Interest rate swaps, to the extent they are effective hedges, are accounted for as cash flow hedges, with the changes in the fair values of these instruments being recorded in accumulated other comprehensive income net of deferred taxes. Changes in the fair values of derivatives not qualifying as hedges are reported in income. As a result of fluctuations in interest rates and volatility in market expectations, the fair market value of interest rate swap instruments can be expected to appreciate or depreciate over time. We plan to continue the practice of economically hedging various components of our debt. However, as a result of SFAS No. 133, such swap instruments may now create volatility in future reported earnings.

      In addition, when we apply SFAS No. 142, Goodwill and Other Intangible Assets, beginning in the first quarter of fiscal 2003 we will no longer amortize goodwill and intangible assets, resulting in increased earnings. However, if we determine that there has been a material impairment to goodwill or other intangible assets with indefinite lives, we will recognize the amount of that impairment as a charge to earnings in the applicable reporting period. This could cause variances in our reported earnings in different quarters and years, which may impair your ability to compare results in those periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Accounting Matters" and Notes F and R to our Consolidated Financial Statements incorporated by reference in this prospectus.

      The shift to direct buying of green tobacco by many of our U.S. customers will affect your ability to compare our quarter to quarter or year to year results and could have an adverse effect on our results of operations.

      Comparability of our sales revenues will be affected by the shift to direct contract buying in the United States. Traditionally in the United States, we have taken ownership of all green tobaccos we purchase, then process and resell that tobacco to our customers. Concurrent with the shift from an auction system to a direct contract buying system in the United States, beginning with the 2000 U.S. burley crop, certain major U.S. customers have begun purchasing green tobacco directly from the growers. Although we expect that the tobacco purchased directly from growers by our customers will continue to be processed in our U.S. facilities, we may no longer take ownership of that tobacco and may no longer record revenues associated with its resale. With the shift to direct contract buying, our sales and other operating revenues is estimated to decrease $180 million to $200 million in fiscal year 2002 from fiscal year 2001. We expect to continue to earn and record service revenues for the processing of all such tobaccos for our customers. We do not expect that our gross profit will be materially affected by the shift to direct contract buying by our customers, although sales revenues will be reduced and our profit margin may improve. In addition, although we expect to purchase the majority of our 2001 flue-cured and burley crop requirements through direct contract buying, we will still need to maintain buying personnel in the residual auction markets, which could affect our ability to manage our costs.

      Our extension of credit to tobacco growers could have an adverse effect on our financial condition.

      We make advances to tobacco growers in many countries to finance their growing of tobacco for sale to us. Crop advances to growers are generally secured by the grower's agreement to deliver green tobacco. In the event of crop failure, recovery of advances could be delayed until deliveries of future crops or indefinitely. The temporary or permanent loss of these advances to growers could have a material adverse effect on our financial condition or results of operations.

      Competition could adversely affect our operating results.

      The leaf tobacco industry is highly competitive. Competition among leaf tobacco merchants is based primarily on the price charged for products and services as well as the firm's ability to meet customer specifications in the buying, processing and financing of tobacco. In addition, there is competition in all countries to buy the available tobacco. There are three major global competitors in the leaf tobacco industry, and they are dependent upon a few large tobacco manufacturing customers. The number of manufacturers has declined in recent years due to consolidation. The loss of, or a substantial reduction in the services provided to, any large or significant customer could have a material adverse effect on our financial condition or results of operations.

      Our reliance on a small number of significant customers may adversely affect our results of operations.

      Our customers are manufacturers of cigarette and tobacco products in several countries around the world. Several of these customers individually account for a significant portion of our sales in a normal year. Of our consolidated tobacco sales in 2001, 2000 and 1999, approximately 45%, 35% and 37%, respectively, represented sales to various tobacco customers which we believe are owned by or under common control of Japan Tobacco Inc., Philip Morris Companies Inc., or R. J. Reynolds Tobacco Company, Inc. In addition, tobacco product manufacturers are currently experiencing a period of consolidation, and further consolidation among our customers could decrease such customer's demand for our leaf tobacco or processing services. The loss of any one or more of such customers could have a material adverse effect on our financial condition or results of operations.

      We face increased risks of doing business due to the extent of our international operations.

      We do business in over 30 countries, many of which do not have stable economies or governments. Our international operations are subject to international business risks, including unsettled political conditions, expropriation, import and export restrictions, exchange controls, inflationary economies and currency risks and risks related to the restrictions on repatriation of earnings or proceeds from liquidated assets of foreign subsidiaries. These risks are exacerbated in countries where we have advanced substantial sums or guaranteed local loans or lines of credit in substantial amounts for the purchase of tobacco from growers.

      We have expanded our international operations in areas where the export of tobacco has increased due to increased demand for lower priced tobacco. We have significant investments in our purchasing, processing and exporting operations in Brazil, Indonesia, Thailand and the African countries of Malawi, Tanzania and Zimbabwe. In particular, we derive significant operating profit from our operations in Brazil and Zimbabwe. In recent years, these countries' economic problems have received wide publicity related to devaluation of the local currency and inflation. While devaluation can affect our purchase costs of tobacco and our processing costs, it has not and is not expected to affect adversely our ability to export tobacco from these countries.

      Specifically, Zimbabwe is experiencing a period of civil unrest in combination with a deteriorating economy. If the current political situation continues, we could experience disruptions and delays associated with our operations in that country which could have a material adverse effect on our financial condition or results of operations.

      Fluctuations in foreign currency exchange rates could adversely affect our results of operations.

      Our business is generally conducted in U.S. dollars, as is the business of the tobacco industry as a whole. However, local country operating costs, including the purchasing and processing costs for tobaccos, are subject to the effects of exchange fluctuations of the local currency against the U.S. dollar. We attempt to minimize such currency risks by matching the timing of our working capital borrowing needs against the tobacco purchasing and processing funds requirements in the currency of the country where the tobacco is grown. Fluctuations in the value of foreign currencies can significantly affect our operating results.

      In addition, the devaluation of foreign currencies, particularly Asian and Eastern European currencies, has resulted and may in the future result in reduced purchasing power from customers in these areas. We may incur a loss of business as a result of the devaluation of these currencies now or in the future.

      The September 11, 2001 terrorist attacks on the United States may have unpredictable adverse effects on global economic conditions, the financial markets and our business and results of operations.

      The September 11, 2001 terrorist attacks on the World Trade Center in New York and the Pentagon in Washington, D.C., have caused uncertainty and volatility in the U.S. and international economies and financial markets, and coincided with an overall weakening of economic conditions. In addition, there can be no assurance that there will not be further terrorists attacks against the United States or U.S. businesses operating abroad. We cannot predict what effect these events, including the retaliatory measures that have been taken, and those that may be taken in the future, may have on global economic conditions, the financial markets, or on our business and results of operations. We also cannot predict what future effects these events may have on investors' perceptions of the risks of investing in non-investment grade debt securities.

                     Risks Relating to the Tobacco Industry

      Reductions in demand for consumer tobacco products could adversely affect our results of operations.

      The tobacco industry, both in the United States and abroad, continues to face a number of issues that may reduce the consumption of cigarettes and adversely affect our business, sales volume, results of operations, cash flows and financial condition.

      These issues, some of which are more fully discussed below, include:

          . governmental actions seeking to ascribe to tobacco product manufacturers liability for adverse health effects associated with smoking and exposure to environmental tobacco smoke;

          . smoking and health litigation and against tobacco product manufacturers;

          .    possible tax increases on consumer tobacco products;

          . current and potential actions by state attorneys general to enforce the terms of the Master Settlement Agreement ("MSA") between state governments in the United States and tobacco product manufacturers;

          .    governmental and private bans and restrictions on smoking;

          . actual and proposed price controls and restrictions on imports in certain jurisdictions outside the United States;

          . restrictions on tobacco product manufacturing, marketing, advertising and sales;

          .    the diminishing social acceptance of smoking;

          .    increased pressure from anti-smoking groups; and

          . other tobacco product legislation that may be considered by Congress, the states and other countries.

      Tobacco product manufacturer litigation may reduce demand for our services.

      Our primary customers, the leading cigarette manufacturers, face hundreds of lawsuits brought throughout the United States and, to a lesser extent, the rest of the world. The effects of the lawsuits on our customers could reduce their demand for tobacco from us. These lawsuits have been brought by plaintiffs, including (1) individuals and classes of individuals alleging personal injury, (2) governments (including governmental and quasi-governmental entities in the United States and abroad) seeking recovery of health care costs allegedly caused by cigarette smoking, and (3) other groups seeking recovery of health care expenditures allegedly caused by cigarette smoking, including third-party health care payors, such as unions and health maintenance organizations. Damages claimed in some of the smoking and health cases range into the billions of dollars. In September 1999, the United States Department of Justice filed a lawsuit against the leading cigarette manufacturers, seeking to recover billions of dollars in alleged federal smoking-related health care costs. Additional plaintiffs continue to file lawsuits.

      There have been several jury verdicts in tobacco product litigation during the past three years. For example, in July 2000, the jury in the Engle smoking and health class action in Florida returned a verdict against the cigarette manufacturer defendants for approximately $145 billion in punitive damages. The Engle case is being appealed. More recently, a California jury in an individual smoker case returned a verdict against Philip Morris Incorporated for $3 billion in punitive damages. The judge in the case reduced the award to $100 million. Philip Morris Incorporated has stated publicly its intention to appeal the case.

      In November 1998, certain United States tobacco product manufacturers entered into the MSA with 46 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the United States Virgin Islands, American Samoa and the Northern Marianas to settle asserted and unasserted health care cost recovery and other claims. These manufacturers had previously settled similar claims brought by Mississippi, Florida, Texas and Minnesota and an environmental tobacco smoke and health class action brought on behalf of airline flight attendants. The MSA has received final judicial approval in all 52 settling jurisdictions.

      Key provisions of the MSA are as follows:

          . payments of approximately $206 billion over 25 years from the cigarette manufacturers to the states;

          . marketing and advertising restrictions, including bans on cartoon characters, point-of-sale advertising, billboards, bus and taxi placards and sponsorships of most sporting events by brand names;

          . disbanding the Tobacco Institute, the Council for Tobacco Research and the Council for Indoor Air Research;

          . eliminating vending machine sales and requiring that all tobacco products be behind a counter; and

          . making payments of $1.7 billion for educational efforts about the dangers of smoking and to discourage youth smoking.

      Other state settlement agreements include provisions relating to advertising and marketing restrictions, public disclosure of industry documents, limitations on challenges to tobacco product control and underage use laws, lobbying activities and other provisions.

      It is not possible to predict the outcome of the litigation pending against the U.S. cigarette manufacturers, or the extent to which these actions might adversely affect our customers, their demand for our product and our business generally. Unfavorable outcomes in pending cases could encourage the commencement of additional litigation. Adverse legislative, regulatory, political and other developments concerning cigarette smoking and the tobacco product industry continue to receive widespread media attention. These developments may negatively affect the perception of potential judges and juries with respect to the tobacco product industry, possibly affecting the outcome of litigation. Although we are not a party to the litigation against the tobacco product manufacturers, the Master Settlement Agreement or the State Settlement Agreements, determinations that are adverse to the manufacturers could adversely affect their purchases as our customers.

      Legislative and regulatory initiatives could reduce consumption of consumer tobacco products and demand for our services.

      In recent years, members of Congress have introduced legislation, some of which has been the subject of hearings or floor debate, that would subject cigarettes to various regulations under the Department of Health and Human Services or regulation under the Consumer Products Safety Act, establish anti-smoking educational campaigns or anti-smoking programs, or provide additional funding for governmental anti-smoking activities, further restrict the advertising of cigarettes, including requiring additional warnings on packages and in advertising, provide that the Federal Cigarette Labeling and Advertising Act and the Smoking Education Act could not be used as a defense against liability under state statutory or common law, allow state and local governments to restrict the sale and distribution of cigarettes, and further restrict certain advertising of cigarettes and eliminate or reduce the tax deductibility of tobacco product advertising. It is not possible to determine the outcome of these regulatory initiatives, or to predict what, if any, other foreign or domestic governmental legislation or regulations will be adopted relating to the manufacturing, advertising, sale or use of cigarettes, or to the tobacco industry generally. However, if any or all of the foregoing were to be implemented, our business, volume, results of operations, cash flows and financial condition could be materially adversely affected.

      Reports with respect to the harmful physical effects of cigarette smoking have been publicized for many years, and the sale, promotion and use of cigarettes continue to be subject to increasing governmental regulation. Since 1964, the Surgeon General of the United States and the Secretary of Health and Human Services have released a number of reports linking cigarette smoking with a broad range of health hazards, including various types of cancer, coronary heart disease and chronic lung disease, and recommending various governmental measures to reduce the incidence of smoking. The 1988, 1990, 1992 and 1994 reports focus upon the addictive nature of cigarettes, the effects of smoking cessation, the decrease in smoking in the United States, the economic and regulatory aspects of smoking in the Western Hemisphere, and cigarette smoking by adolescents, particularly the addictive nature of cigarette smoking in adolescence.

      A number of foreign nations also have taken steps to restrict or prohibit cigarette advertising and promotion, to increase taxes on cigarettes and to discourage cigarette smoking. In some cases, such restrictions are more onerous than those in the United States. For example, advertising and promotion of cigarettes has been banned or severely restricted for a number of years in Australia, Canada, Finland, France, Italy, Singapore and other countries. It is impossible to predict the extent to which these and any additional restrictions might affect our business.

      In addition, from time to time, the leaf tobacco industry has been the subject of government investigations regarding trade practices. In September 1998, we and several of our employees received subpoenas relating to an investigation by the Antitrust Division of the United States Department of Justice into certain buying practices alleged to have occurred in the industry. We have received notice that this investigation has been concluded without any action taken against us. In addition, we are currently defending a purported class action brought on behalf of U.S. tobacco growers alleging that cigarette manufacturers and certain leaf tobacco merchants violated U.S. antitrust laws by bid-rigging at tobacco auctions and conspiring to undermine the tobacco quota and price support program. See "Our Business--Legal Proceedings" incorporated by reference in this prospectus.

      Due to the present litigation, regulatory and legislative environment, a substantial risk exists that past growth trends in tobacco product sales may not continue and that existing sales may decline. It is not possible to predict the extent to which any of these issues may affect our business.

                                USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange the Old Notes in like principal amounts, which we will cancel. Accordingly, there will not be an increase in our outstanding indebtedness.

                                CAPITALIZATION

      The following table sets forth our capitalization as of September 30, 2001, on an actual basis and as adjusted to give effect to the offering of the Old Notes. You should read this table in conjunction with our consolidated financial statements and the related notes to our consolidated financial statements incorporated by reference in this prospectus. See "Use of Proceeds," "Selected Consolidated Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," incorporated by reference in this prospectus.

                                                                                    As of September 30, 2001
                                                                                    ------------------------
                                                                                      Actual      As Adjusted
                                                                                    ----------   ------------
                                                                                      (dollars in thousands)
     Long-term debt (including current portion):
            Seasonally adjusted lines of credit (1).......................          $258,376        $163,876
            Existing senior credit facility...............................           100,000              --
            New senior credit facility (1)................................                --              --
            Existing 8 7/8% senior notes..................................           125,000         125,000
            9 5/8% Notes offered..........................................                --         200,000
            Other debt....................................................            26,730          26,730
            Convertible subordinated debentures...........................            73,328          73,328
                                                                                    --------      ----------
                    Total debt............................................           583,434         588,934
     Total shareholders' equity...........................................           413,405         413,405
                                                                                    --------      ----------
                   Total capitalization...................................          $996,839      $1,002,339
                                                                                    ========      ==========

___________
(1) On an as adjusted basis, as of September 30, 2001, and including the new senior credit facility, we would have had approximately $165 million of additional borrowing available under our new senior credit facility and approximately $346 million of additional borrowing available under our seasonally adjusted lines of credit.

                     SELECTED CONSOLIDATED FINANCIAL DATA

      Our selected historical consolidated financial data is set forth below. You should read this information in conjunction with our consolidated financial statements and related notes. This selected consolidated financial data as of and for each of the years in the five-year period ended June 30, 2001 have been derived from our audited consolidated financial statements. The selected consolidated financial data as of and for the three months ended September 30, 2001 and 2000 have been derived from our unaudited consolidated quarterly financial statements. The consolidated balance sheets as of June 30, 2001 and 2000 and the consolidated statements of operations for each of the years in the three-year period ended June 30, 2001, and the independent auditors' reports thereon, are incorporated by reference in this prospectus.

                                            Three Months
                                         Ended September 30,                             Fiscal Year Ended June 30
                                         ------------------     ------------------------------------------------------------------
                                           2001        2000         2001          2000          1999        1998           1997(1)
                                           -----       ----         ----          ----          ----        ----           -------
                                              (unaudited)
                                        (dollars in thousands)                    (dollars in thousands)
Statement of Operations Data:
  Sales and other operating
   revenue...........................    $ 288,721   $ 198,901    $ 1,400,955  $ 1,473,630  $ 1,815,223   $ 2,171,803   $ 2,125,739
  Cost of goods and services
    sold.............................      236,109     162,071      1,209,931    1,286,128    1,657,984     1,911,843     1,851,547
                                         ---------   ---------    -----------  -----------  -----------   -----------   -----------

  Gross profit.......................       52,612      36,830        191,024      187,502      157,239       259,960       274,192
  Selling, administrative,
   and general expenses..............       26,191      23,854        103,537      106,657      117,826       120,202       103,705
  Restructuring (recovery) and
   asset impairment costs............           --        (238)        (1,384)        (211)      25,932            --         3,864
  Recovery from litigation
   settlement........................           --          --         (3,923)          --      (15,353)           --            --
                                         ---------   ---------    -----------  -----------  -----------   -----------   -----------

  Operating income...................       26,421      13,214         92,794       81,056       28,834       139,758       166,623
  Interest expense...................       11,329      14,432         53,574       57,704       66,123        83,769        50,518
  Current charge for derivative
   financial instruments.............        9,602       1,265          4,680           --           --            --            --
                                         ---------   ---------    -----------  -----------  -----------   -----------   -----------

  Income (loss) from continuing
   operations before income
   taxes, equity in net income
   (loss) of investee companies,
   cumulative effect of accounting
   changes and income from
   discontinued operations...........        5,490      (2,483)        34,540       23,352      (37,289)       55,989       116,105
  Income taxes (benefit).............        1,459        (571)         9,272        5,381       (8,923)       14,725        44,063
                                         ---------   ---------    -----------  -----------  -----------   -----------   -----------

  Income (loss) from continuing
   operations before equity in
   net income (loss) of investee
   companies, cumulative effect of
   accounting changes and income
   from discontinued operations......        4,031      (1,912)        25,268       17,971      (28,366)       41,264        72,042
  Equity in net income (loss) of
   investee companies (net of
   income tax).......................         (113)        (70)          (271)          17          (12)          565           526
                                         ---------   ---------    -----------  -----------  -----------   -----------   -----------

 Income (loss) from continuing
  operations before cumulative
  effect of accounting changes
  and income from discontinued
  operations.........................        3,918      (1,982)        24,997       17,988      (28,378)       41,829        72,568
 Cumulative effect of
  accounting changes (net of
  income taxes) (2)
   Reporting period of subsidiaries..           --         284            284           --           --            --            --
   Derivative financial instruments..           --        (387)          (387)          --           --            --            --
  Discontinued business:
   Income (loss) from operations,
    net of income tax................           --          --             --           --         (841)        1,820         4,605
   Gain on disposal, net of income
    tax..............................           --          --             --           --       23,753            --            --
                                         ---------   ---------    -----------  -----------  -----------   -----------   -----------
  Net income (loss)..................    $   3,918   $  (2,085)   $    24,894  $    17,988  $    (5,466)  $    43,649   $    77,173
                                         =========   =========    ===========  ===========  ===========   ===========   ===========

Other Data:
  EBITDA (3).........................    $  36,966   $  23,343    $   131,797  $   124,831  $    84,554   $   183,234   $   207,678
  Depreciation and amortization......       10,545      10,367         44,310       43,986       45,141        43,476        37,191
  Capital expenditures...............        6,834       4,397         19,061       11,962       32,156        61,168        60,860
  EBITDA margin......................         12.8%       11.7%           9.4%         8.5%         4.7%          8.4%          9.8%
  Ratio of EBITDA to interest
   expense...........................          3.3         1.6            2.5          2.2          1.3           2.2           4.1
  Ratio of earnings to fixed
   charges (4).......................         1.45          --            1.6          1.4           --           1.7           3.2

Balance Sheet Data:
 Working capital (5)..................  $   190,904  $  431,292  $  172,863  $  433,735  $  443,602   $  706,384    $  699,993
 Total tobacco inventory..............      532,748     645,046     398,236     383,881     486,620      588,143       583,579

 Total assets.........................    1,290,612   1,459,040   1,182,089   1,266,749   1,479,194    1,797,478     1,987,603

 Total debt...........................      583,434     691,206     529,799     677,600     835,923    1,090,085     1,192,639
 Total liabilities....................      876,329   1,059,764     769,590     862,674   1,082,129    1,375,068     1,578,342
 Minority interest....................          878         568         960         571         526          480           998
 Stockholders' equity.................      413,405     398,708     411,539     403,504     396,539      421,930       408,263

___________
       (1) See Note C in the Notes to Consolidated Financial Statements for a discussion of an acquisition in 1997, incorporated by reference in this prospectus.
       (2) See the pro forma information presented on the Statement of Consolidated Income and Comprehensive Income, incorporated by reference in this prospectus.
       (3) EBITDA is defined as net income from continuing operations before income taxes, interest expense, depreciation, amortization and other non-cash charges, restructuring costs and non-recurring items and extraordinary gains and losses. You should not consider EBITDA in isolation or as a substitute for net earnings, operating cash flows or other cash flow statement data determined in accordance with generally accepted accounting principles. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
       (4) In 1999, fixed charges exceeded earnings by approximately $30.3 million and $2.6 million at September 30, 2000.
       (5) The reduction in working capital as of June 30, 2001 reflects the maturing of our existing $250 million senior credit facility, which has an initial term expiring June 27, 2002, and the classification of that amount as current debt.

                                   THE COMPANY

      We are the second largest independent leaf tobacco merchant in the world with an estimated 30% share of the market for internationally-traded leaf tobacco. We select, purchase, process, store, pack, and ship tobacco grown in 39 countries, servicing manufacturers of cigarettes and other consumer tobacco products sold in approximately 90 countries around the world. Our revenues primarily comprise sales of processed tobacco and fees charged for processing and related services to manufacturers of tobacco products. We deal primarily in flue-cured, burley, and oriental tobaccos that are used in international brand cigarettes. We do not manufacture cigarettes or other consumer tobacco products. For the year ended June 30, 2001, our total sales and other revenue was $1.4 billion and our EBITDA was $131.8 million.

      We have developed an extensive international network through which we purchase, process and sell leaf tobacco grown throughout the world. We maintain a presence, and in some cases a leading position, in most tobacco growing regions in the world, including the principal export markets for flue-cured and burley tobacco: the United States, Brazil, Zimbabwe and Malawi. We process tobacco in 24 facilities around the world. Each type of tobacco is separated into different grades based on quality and then blended to meet each customer's specifications. The tobacco is processed through a complex mechanized threshing and separating operation and then dried to meet precise moisture levels in accordance with the customer's specification. The processing of leaf tobacco is an essential service to our customers because the quality of processed leaf tobacco substantially affects the cost and quality of the manufacturer's end product.

      We sell our processed tobacco primarily to large multinational cigarette manufacturers, including Philip Morris, Japan Tobacco, Lorillard, RJR Tobacco, Reemtsma, British American Tobacco and others. In fiscal 2001, we delivered approximately 31% of our tobacco sales to customers in the U.S., approximately 36% to customers in Europe and the remainder to customers located in Asia, Africa and elsewhere. Our customers generally pay the carrying and shipping costs for all committed tobacco after our initial receipt, substantially reducing carrying costs associated with a large portion of our inventory. Through our predecessor companies, we have a long operating history in the leaf tobacco industry and have maintained relationships with many of our major customers for over 50 years, with some of these relationships beginning in the early 1900s. We were formed through the 1995 merger of Dibrell Brothers, Incorporated, founded in 1873, and Monk-Austin, Inc., founded in 1907.

                               THE EXCHANGE OFFER

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, DIMON will accept for exchange Old Notes that are properly tendered on or prior to the Expiration Date and not withdrawn. "Expiration Date" means 5:00 p.m., New York City time, on __________, 2001, or, if DIMON has extended the period of time for the exchange offer, the latest time and date to which the exchange offer is extended.

      As of the date of this prospectus, $200 million aggregate principal amount of the Old Notes was outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of Old Notes at the addresses set forth in the securities register with respect to Old Notes maintained by DTC. DIMON's obligation to accept Old Notes for exchange pursuant to the exchange offer is subject to certain conditions set forth below. See "--Conditions to Exchange Offer."

      DIMON expressly reserves the right, at any time or from time to time, to extend the period during which the exchange offer is open, and thereby delay acceptance for exchange of any Old Notes, by mailing written notice of such extension to the holders as described below. During any extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by DIMON. Any Old Notes not accepted for exchange for any reason will be returned without expense to the holder as promptly as practicable after the expiration or termination of the exchange offer.

      Old Notes tendered in the exchange offer must be $1,000 in principal amount or any integral multiple thereof.

      The Company will mail written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice to be mailed to the holders of record of the Old Notes no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date or other event giving rise to such notice requirement.

Procedures For Tendering Old Notes

      Letter of Transmittal. The tender to DIMON of Old Notes by a holder as set forth below and the acceptance of the tender by DIMON will constitute a binding agreement between the tendering holder and DIMON upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange must transmit a properly completed and executed Letter of Transmittal, together with all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date.

      Other Documents.  In addition,

         . the Exchange Agent must receive certificates for the Old Notes along with the Letter of Transmittal,

         . the Exchange Agent must receive prior to the Expiration Date a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the Old Notes, if such procedure is available, into the Exchange Agent's account at the DTC pursuant to the procedure for book-entry transfer described below, or

         . the holder must comply with the guaranteed delivery procedures described in "-- Guaranteed Delivery Procedures," below.

      The method of delivery of Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used in all cases. Sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Notes should be sent to DIMON.

      Signatures. Signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (1) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" on the Letter of Transmittal or (2) for the account of an Eligible Institution (as defined below). If signatures on a Letter of Transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm that is an eligible guarantor institution (bank, stockbroker, national securities exchange, registered securities association, savings and loan association or credit union with membership in a signature medallion program) pursuant to Exchange Act Rule 17Ad-15 (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange, in satisfactory form as determined by DIMON, duly executed by the registered holder, with the signature guaranteed by an eligible Institution.

      Powers of Attorney. If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, the Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Notes.

      Representatives, Trustees, Guardians, Etc. If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by DIMON, proper evidence satisfactory to DIMON of their authority to so act must be submitted with the Letter of Transmittal.

      Required Acknowledgments; Resales by Broker-Dealers. By tendering Old Notes, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If any holder of Old Notes is an "affiliate" of DIMON, as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the Exchange Notes to be acquired pursuant to the exchange offer, the holder:

         . cannot rely on the applicable interpretations of the SEC staff, and

         . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the Exchange Notes. Any such broker-dealer may be deemed to be an "underwriter" under the Securities Act. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         Acceptance of Old Notes For Exchange; Delivery of Exchange Notes

      The Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Old Notes. For each Old Note accepted for exchange, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. The Exchange Notes will bear interest from the most recent date on which interest has been paid on the Old Notes or, if no interest has been paid, from October 30, 2001. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer, except as set forth in the immediately preceding sentence. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on the Old Notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer.

      In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of:

         . certificates for the Old Notes or a timely Book-Entry Confirmation of the transfer of the Old Notes into the Exchange Agent's account at DTC;

         .    a properly completed and duly executed Letter of Transmittal; and

         .    all other required documents.

      If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if certificates representing Old Notes are submitted for a greater principal amount than the holder desires to exchange, certificates representing the unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged Old Notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by DIMON in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes if acceptance might, in the judgment of DIMON or its counsel, be unlawful. See "--Conditions to Exchange Offer." The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer). The interpretation of the terms and conditions of the exchange offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by DIMON shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time that DIMON shall determine. Neither DIMON, the Exchange Agent nor any other person shall be required to give notice of any defect or irregularity regarding any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give notice.

      The Exchange Agent has established an account with respect to the Old Notes at DTC for purposes of the exchange offer and any financial institution that is a participant in DTC's systems may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer.

================================================================================

Although delivery of Old Notes may be effected through book-entry transfer at DTC, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with.

================================================================================

         Guaranteed Delivery Procedures

      If a registered holder of Old Notes desires to tender the Old Notes and the Old Notes are not immediately available, or time will not permit the holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

         .    the tender is made through an Eligible Institution;

         . prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and a Notice of Guaranteed Delivery, substantially in the form provided by DIMON (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all Old Notes will be physically tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

         . the certificates for all Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Act within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

      Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent." Any notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amounts of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder.

      If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by DIMON, whose determination shall be final and binding on all parties. Certificates for any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, the Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes," at any time on or prior to the Expiration Date.

Conditions to Exchange Offer

      Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if, at any time before the acceptance of such Old Notes in exchange or the exchange of the Exchange Notes for such Old Notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

      The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

      In addition, we will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any event, we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

      All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

      By Registered or Certified Mail:

                  SunTrust Bank
                  Attention:  Jim McManus
                  Corporate Trust Department
                  10th Floor, HDQ 5310
                  919 E. Main Street
                  Richmond, Virginia  23219

      By Overnight Courier or By Hand:

                  SunTrust Bank
                  Attention:  Jim McManus
                  Corporate Trust Department
                  10th Floor, HDQ 5310
                  919 E. Main Street
                  Richmond, Virginia  23219

      By Facsimile Transmission:   (804) 782-7855
      Confirm Facsimile Transmission by Telephone:  (804) 782-5726

================================================================================


Delivery of the Letter of Transmittal to an address other than as set forth above or transmission or instructions via facsimile other than as set forth above does not constitute a valid delivery of the Letter of Transmittal.
================================================================================

Fees and Expenses

      The Company will not make any payment to brokers-dealers or others soliciting acceptances of the exchange offer.

Transfer Taxes

      Holders who tender Old Notes for exchange will not be obligated to pay any transfer tax in connection therewith, except that Holders who instruct DIMON to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax.

Appraisal Rights

      Holders of Old Notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Resale of the Exchange Notes

      Based on interpretations by the SEC staff issued to third parties, Exchange Notes issued in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

         . the Exchange Notes are acquired in the ordinary course of the holders' business;

         . the holders have no arrangement with any person to participate in the distribution of the Exchange Notes; and

         . the holder is not an "affiliate" of DIMON as defined in Rule 405 under the Securities Act.

      Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. This analysis is based upon the SEC's position in no-action letters issued regarding other transactions that were substantially similar to this exchange offer. Although the SEC has not indicated that it has changed its position on this issue, DIMON has not sought its own interpretive letter from the SEC. There is no assurance that the SEC would make a similar determination with respect to the resale of the Exchange Notes. See "Risk Factors -- Requirements for Transfer of Exchange Notes."

      If any holder is an affiliate of DIMON, or if any holder is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the exchange offer, the holder

         .    can not rely on the applicable interpretations of the SEC staff;
              and

         . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of Exchange Notes. The Letter of Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter' within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes where the Old Notes exchanged for such Exchange Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our best efforts to make this prospectus available for a period not to exceed 180 days to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available.

Same-Day Funds Settlement and Payment

      We will make all payments of principal and interest in respect of Exchange Notes in book-entry form in immediately available funds to the accounts specified in DTC.

      Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the Exchange Notes will trade in DTC's Same-Day Funds Settlement System until maturity or until the Exchange Notes are issued in certificated form, and secondary market trading activity in the Exchange Notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Exchange Notes.

Concerning the Trustee

      SunTrust Bank is the trustee under the Indenture. We may maintain deposit accounts or conduct other banking transactions with the Trustee in the ordinary course of business. Notice to the Trustee should be directed to Corporate Trust Department, 919 East Main Street, Richmond, Virginia 23219, attention: James McManus.

                          DESCRIPTION OF EXCHANGE NOTES

General

      We will issue the Exchange Notes under an Indenture dated as of October 30, 2001 between us and SunTrust Bank, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      We summarize below certain material provisions of the Indenture, but do not restate the Indenture in its entirety. We urge you to read the Indenture because it defines your rights. You can obtain a copy of the Indenture and a form of the Exchange Notes from us or the Initial Purchasers.

      Key terms used in this section are defined under "--Certain Definitions." When we refer in this section to:

          . the "Company," we mean DIMON Incorporated and not its subsidiaries; and

          . "Notes," we mean Old Notes originally issued on the Issue Date, Exchange Notes issued therefor and Additional Notes:


Overview of the Notes

      The Exchange Notes will:

          .  be general unsecured senior obligations of the Company;

          . rank equal in right of payment with all other existing and future senior unsecured obligations of the Company;

          . rank senior in right of payment to all other existing and future subordinated indebtedness of the Company, if any;

          . be unconditionally guaranteed on a general unsecured senior basis by all of the Company's Material Domestic Subsidiaries;

          . be effectively subordinated to all existing and future indebtedness of all Subsidiaries other than Material Domestic Subsidiaries; and

          . be limited in aggregate principal amount to $300 million, of which $200 million principal amount will be issued on the Issue Date.

      As described in the consolidated financial information included elsewhere in this prospectus:

          . after giving effect to this offering and the use of proceeds thereof, at September 30, 2001, our total indebtedness would have been approximately $588.9 million;

          . the Company would have had approximately $35.9 million of secured indebtedness; and

          . our Subsidiaries, none of which have guaranteed the Exchange Notes, would have had approximately $179.6 million of indebtedness.

      The amounts of such indebtedness fluctuate seasonally as discussed above under the caption "Risk Factors--Risks Relating To Our Indebtedness and The Old Notes and Exchange Notes." The terms of the Indenture will permit us and our Subsidiaries to incur additional indebtedness, subject to certain limitations, including indebtedness that may be secured by liens on our property and that of our Subsidiaries. See the discussion below under the captions "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and "--Certain Covenants--Liens."

Additional Notes

      Subject to the limitations set forth under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company may incur additional indebtedness. At our option, this additional Indebtedness may consist of additional Notes ("Additional Notes") of up to $100 million issued in one or more transactions, which have identical terms as Old Notes and Exchange Notes. Holders of Additional Notes would have the right to vote together with Holders of Old Notes and Exchange Notes as one class.

Note Guarantees

      If any Person becomes a Material Domestic Subsidiary, we will cause that Material Domestic Subsidiary concurrently to become a Note Guarantor by executing a supplemental indenture and providing the Trustee with an Officers' Certificate and Opinion of Counsel. Each Note Guarantor will unconditionally guarantee the performance of all Obligations of the Company under the Indenture, the Notes and the Registration Rights Agreement. Each Note Guarantee will rank equal in right of payment to all senior indebtedness of the relevant Note Guarantor. The Obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will result in the Obligations not constituting a fraudulent conveyance or fraudulent transfer under U.S. federal or state law.

      A Note Guarantor will be released and relieved of its Obligations under its Note Guarantee in the event:

(1) there is a Legal Defeasance of the Notes as described under "--Legal Defeasance and Covenant Defeasance;" or

(2) there is a sale or other disposition of Capital Stock of such Note Guarantor following which such Note Guarantor is no longer a direct or indirect Material Domestic Subsidiary of the Company;

provided that the transaction is carried out pursuant to and in accordance with the applicable provisions of the Indenture. On the date hereof, there are no Note Guarantors.

Principal, Maturity and Interest

      We will issue $200 million aggregate principal amount of Exchange Notes in denominations of $1,000 and integral multiples of $1,000. The Exchange Notes will mature on October 15, 2011. The Exchange Notes will not be entitled to the benefit of any mandatory sinking fund.

      Interest on the Exchange Notes will accrue at the rate per annum set forth on the cover page of this prospectus and will be payable semi-annually in arrears on April 15, and October 15, commencing on April 15, 2002, to Holders of record on the immediately preceding April 1, and October 1.

      Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, October 30, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Exchange Notes will be payable at our office or agency maintained for such purpose within the City and State of New York or, at our option, payment of interest may be made by check mailed to the Holders of the Exchange Notes at their respective addresses set forth in the register of Holders of Exchange Notes; provided that all payments with respect to the Global Note and Certificated Notes (as such terms are defined below under the caption "Book-Entry; Delivery and Form") the Holders of which have given wire transfer instructions to us will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by us, our office or agency in New York will be in the office of the Trustee maintained for such purpose. The Exchange Notes will be issued only in fully registered form, without coupons.

Effect of Corporate Structure

      The Exchange Notes are our obligations. Because a major portion of our operations are currently conducted through subsidiaries, however, the cash flow and the consequent ability to service our indebtedness, including the Exchange Notes, are dependent, in part, upon the earnings of our subsidiaries and the distribution of those earnings to us or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and, except for any Note Guarantors, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Exchange Notes or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. All of our significant subsidiaries are located outside of the United States.

      Although the Indenture limits the incurrence of indebtedness by us and our subsidiaries (see the discussion below under the caption "-- Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock"), the Exchange Notes will be effectively subordinated to all indebtedness and other liabilities, including both long-term and current liabilities, of our subsidiaries, other than Note Guarantors. Any right of ours to receive assets of any of such subsidiaries upon liquidation or reorganization of such subsidiary (and the consequent right of the Holders of the Exchange Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors).

Redemption

      Optional Redemption. Except as provided below, the Exchange Notes will not be redeemable at our option prior to October 15, 2006. Thereafter, the Exchange Notes will be subject to redemption at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

       Year                                                     Percentage
       ----                                                     ----------

       2006 .......................................                104.813  %
       2007 .......................................                103.208  %
       2008 .......................................                101.604  %
       2009 and thereafter ........................                100.000  %

      Optional Redemption upon Equity Offerings. On one or more occasions prior to October 15, 2004, we may, at our option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the sum of (i) the initial aggregate principal amount of the Old Notes originally issued under the Indenture in this offering and (ii) the respective initial aggregate principal amounts of Exchange Notes issued under the Indenture after the Issue Date, at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon to the date of redemption; provided that:

     (1) at least 65% of the aggregate principal amount of the sum of (i) the initial aggregate principal amount of the Exchange Notes originally issued under the Indenture in this offering and (ii) the respective initial aggregate principal amounts of Exchange Notes issued under the Indenture after the Issue Date, remains outstanding immediately after any such redemption; and

     (2) we make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

      As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Capital Stock of the Company other than Disqualified Stock pursuant to an effective registration statement (other than a registration statement filed on Form S-4 or S-8) filed with the Commission in accordance with the Securities Act, or any successor statute.

      Optional Redemption Procedures. If less than all of the Exchange Notes are to be redeemed at any time, selection of Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed, or, if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Exchange Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption.

      Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

Change of Control

      Upon the occurrence of a Change of Control (as defined herein), each Holder of Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment Date").

      Under the terms of the Indenture, a Change of Control is defined as such time as

             (i) any Person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any Wholly Owned Subsidiary of the Company) has become, directly or indirectly, the beneficial owner, by way of merger, consolidation or otherwise, of 30% or more of the voting power of the Voting Stock of the Company on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company convertible into or exercisable for Voting Stock of the Company (whether or not such securities are then currently convertible or exercisable);

             (ii) the sale, lease or transfer of all or substantially all of the consolidated assets of the Company to any Person or group (other than a Wholly Owned Subsidiary of the Company);

             (iii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new members of such Board of Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the members of such Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors of the Company then in office; or

             (iv) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company (in each case, whether or not in compliance with the terms of this Indenture), in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of the Company immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Company or the surviving entity if other than the Company.

      Within 30 days after the date of any Change of Control, we, or the Trustee at our request and expense, will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment Date shall be a business day not less than 30 days nor more than 60 days after such notice is mailed.

      On the Change of Control Payment Date, we will:

            (i) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

            (ii) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Exchange Notes or portions thereof so tendered; and

            (iii) deliver or cause to be delivered to the Trustee the Exchange Notes so tendered together with an officers' certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Company.

      The Paying Agent will promptly mail to each Holder of Exchange Notes so tendered the Change of Control Purchase Price for such Exchange Notes, and the Trustee will promptly authenticate and deliver to each Holder a new Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Exchange Notes to require that we repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar restructuring. Although the existence of a Holder's right to require us to repurchase the Exchange Notes in respect of a Change of Control may deter a third party from acquiring us in a transaction that constitutes a Change of Control, the provisions of the Indenture relating to a Change of Control in and of themselves may not afford Holders of the Exchange Notes protection in the event of a highly leveraged transaction, reorganization, recapitalization, restructuring, merger or similar transaction involving the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of a Change of Control.

      The New Credit Facility provides that a Change of Control would constitute a default thereunder. Any future credit agreements or other agreements that would replace the New Credit Facility may contain similar restrictions and provisions.

Certain Covenants

      Set forth below are certain covenants contained in the Indenture.

      During any period of time that (i) the Exchange Notes have an Investment Grade Rating and (ii) no Default or Event of Default has occurred and is continuing under the Indenture with respect to the Exchange Notes, the Company and our Subsidiaries will not be subject to the provisions of the Indenture with respect to the Exchange Notes described below under "--Limitation on Asset Sales," "--Limitation on Restricted Payments," "--Incurrence of Indebtedness and Issuance of Preferred Stock," "--Dividend and Other Payment Restrictions Affecting Subsidiaries" and clause (iii) of "--Merger, Consolidation or Sale of Assets" (collectively, the "Suspended Covenants").

      In the event that we and our Subsidiaries are not subject to the Suspended Covenants with respect to the Exchange Notes for any period of time as a result of the preceding paragraph and, subsequently, either S&P or Moody's withdraws its rating or assigns the Exchange Notes a rating below an Investment Grade Rating, we and our Subsidiaries will thereafter again be subject to the Suspended Covenants, and compliance with the Suspended Covenant with respect to Restricted Payments made after the time of such withdrawal or assignment will be calculated in accordance with the terms of the covenant described below under "--Limitation on Restricted Payments" as if such covenant had been in effect during the entire period of time from the Issue Date with respect to the Exchange Notes.

      Limitation on Asset Sales

      We will not, and will not permit any of our Subsidiaries to, directly or indirectly, make an Asset Sale (except an Exempt Asset Sale, as defined below) unless:

             (i) we (or such Subsidiary of ours) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or such Subsidiary) in any material respect than the then prevailing market conditions, evidenced in each case by a resolution of the Board of Directors of such entity set forth in an officers' certificate delivered to the Trustee, and

             (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents.

      An "Exempt Asset Sale" means an Asset Sale on or after the date of the Indenture (i) the Net Proceeds of which plus the Net Proceeds of all other Asset Sales concurrently or previously made on or after the date of the Indenture do not exceed $25.0 million and (ii) the Net Proceeds of which plus the Net Proceeds of all other Asset Sales concurrently or previously made in the same fiscal year do not exceed $10.0 million.

      We may apply, and may permit our Subsidiaries to apply, Net Proceeds of an Asset Sale (other than an Exempt Asset Sale), at our option, within 270 days after the consummation of such an Asset Sale:

            (a) to permanently reduce any of our outstanding Indebtedness (and to correspondingly reduce the commitments, if any) that ranks equal in right of payment with the Exchange Notes or, in the case of Net Proceeds of an Asset Sale by any Subsidiary, to permanently reduce (i) any of our outstanding Indebtedness (and to correspondingly reduce the commitments, if any) that ranks equal in right of payment with the Exchange Notes or
      (ii) any outstanding Indebtedness (which in the case of Note Guarantors ranks equal in right of payment to the relevant Note Guarantees) of such Subsidiary (and to correspondingly reduce the commitments, if any, with respect thereto);

            (b) to acquire another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as us or any of our Subsidiaries was engaged in on the date of the Indenture and which has not been discontinued on or prior to the date of such acquisition or any reasonable extensions or expansions thereof (including the Capital Stock of another Person engaged in such business, provided that such other Person is, or immediately after giving effect to any such acquisition shall become, a Wholly Owned Subsidiary of the Company or the Investment in such Person otherwise constitutes an Investment in a Joint Venture permitted by the provisions described below in the next to the last paragraph under the caption "--Limitation on Restricted Payments"); or

            (c) to reimburse us or our Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking.

      Pending the final application of any such Net Proceeds, we may (a) use such Net Proceeds to reduce temporarily any of our outstanding Indebtedness that ranks equal in right of payment with the Exchange Notes or, in the case of Net Proceeds of an Asset Sale by any Subsidiary of ours, to reduce temporarily (i) any of our outstanding Indebtedness that ranks equal in right of payment with the Exchange Notes or (ii) any outstanding Indebtedness of such Subsidiary or
(b) otherwise invest such Net Proceeds temporarily in Cash Equivalents.

      Any Net Proceeds from Asset Sales (other than Exempt Asset Sales) that are not applied as provided in the preceding paragraph within 270 days after the consummation of such an Asset Sale will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, we will be required to make an offer to all Holders of Notes and 2006 Senior Notes then outstanding (an "Asset Sale Offer") to purchase, on a pro rata basis, the principal amount of Notes and 2006 Senior Notes equal in amount to the Excess Proceeds (and not just the amount thereof that exceeds $10.0 million), at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the applicable indenture. If the aggregate principal amount of Notes and 2006 Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall first select 2006 Senior Notes to be purchased and, if any Excess Proceeds remain, shall then select Notes to be purchased, in each case, on a pro rata basis. If the aggregate principal amount of Notes and 2006 Senior Notes tendered pursuant to such Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds following the completion of the Asset Sale Offer for general corporate purposes (subject to the other provisions of the Indenture), and the amount of Excess Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Sale. These provisions will not apply to a transaction consummated in compliance with the provisions of the Indenture described below under the caption "--Merger, Consolidation or Sale of Assets."

      In the event of the transfer of substantially all (but not all) of our property and assets and our Subsidiaries as an entirety to a Person in a transaction permitted under the caption "--Merger, Consolidation or Sale of Assets" below, the successor corporation shall be deemed to have sold our properties and assets and those of our Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or our Subsidiaries deemed to be sold shall be deemed to be Net Proceeds for purposes of this covenant.

      If at any time any non-cash consideration received by us or any Subsidiary of ours in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant.

      We will comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control or an Asset Sale.

      We may use Net Proceeds from Exempt Asset Sales for general corporate purposes (subject to the other provisions of the Indenture).

      Ownership of and Liens on Capital Stock of Subsidiaries

      We (i) will not permit any Person (other than the Company or any Wholly Owned Subsidiary of the Company) to own any Capital Stock of any Subsidiary of ours or any Lien thereon;

      (ii) will not, and will not permit any Subsidiary of ours to, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of such Subsidiary or any other Subsidiary (except to us or to a Wholly Owned Subsidiary of ours); and

      (iii) will not permit any Subsidiary of ours to issue Capital Stock or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person (except to us or to a Wholly Owned Subsidiary of the Company) or create, incur, assume or suffer to exist any Lien thereon, in each case except

           (a) directors' qualifying shares;

           (b) shares of Capital Stock issued prior to the time such Person became a Subsidiary of ours, provided that such Capital Stock was not issued in anticipation of such transaction;

           (c) if such Subsidiary merges with any other of our Subsidiaries;

           (d) if such Subsidiary ceases to be a Subsidiary of ours as a result of the sale of all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by us or any Subsidiary of ours;

           (e) for purposes of clause (i) above, shares of Capital Stock of our Subsidiaries that are not Wholly Owned Subsidiaries of ours on the date of the Indenture, which shares are not owned by us or any Wholly Owned Subsidiary of ours, as set forth in Schedule A to the Indenture; and

           (f) for purposes of clauses (i) and (iii) above, Liens on Capital Stock of any Subsidiary of ours granted in accordance with the provisions of the Indenture described below in the first sentence under the caption "--Liens."

      Limitation on Restricted Payments

      We will not, and will not permit any of our Subsidiaries to, directly or indirectly, take any of the following actions:

          (i) declare or pay any dividend or make any distribution of any kind or character (whether in cash, securities or other property) on account of any class of ours or any of our Subsidiaries' Equity Interests or to the holders thereof (including, without limitation, any payment to our stockholders in connection with a merger or consolidation involving us), other than (a) dividends or distributions payable solely in our Equity Interests (other than Disqualified Stock) or (b) dividends or distributions payable solely to us or any Wholly Owned Subsidiary of ours and, if such Subsidiary is not a Wholly Owned Subsidiary of ours, payable simultaneously to its minority shareholders on a pro rata basis;

          (ii) purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of ours or any Subsidiary or other Affiliate of ours (other than any such Equity Interests owned by us or any Wholly Owned Subsidiary of ours);

          (iii) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Note Guarantor that ranks equal in right of payment with or that is subordinated to the Exchange Notes or the relevant Note Guarantees prior to any scheduled repayment date, sinking fund payment date or final maturity date, except (w) the prepayment of our Indebtedness or that of any of our Subsidiaries from proceeds from the issuance of the Exchange Notes within 30 days after the date on which we receive such proceeds, (x) the repayment of Indebtedness from Net Proceeds of Asset Sales in accordance with the provisions described above under the caption "--Limitation on Asset Sales,"
                (y) the repayment of Indebtedness under the New Credit Facility or (z) the purchase, redemption or acquisition by us of Indebtedness of the Company or any Note Guarantor through the issuance in exchange therefor of our Equity Interests (other than Disqualified Stock); or

          (iv) make any Investment (other than Permitted Investments) (all such payments and other actions set forth in clauses (i) through (iv) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                (b) at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, we would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

                (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by us and our Subsidiaries on or after April 1, 1996 (excluding Restricted Payments permitted by clauses (ii), (iii), and
                     (iv) of the next paragraph and excluding Restricted Payments permitted by the next to the last paragraph under this caption), is less than the sum of

                     (i)    $20.0 million, plus

                     (ii) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing April 1, 1996 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                     (iii) 100% of the aggregate net cash proceeds received by us from the issue or sale after May 29, 1996 of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of ours and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock).

      The foregoing clauses (b) and (c), however, will not prohibit (i) the payment of any dividend on any class of Capital Stock of the Company or any Subsidiary of ours, within 60 days after the date of declaration thereof, if on the date when such dividend was declared such payment would have complied with the provisions of the Indenture; (ii) the making of any Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than by a subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock), provided that any net cash proceeds that are used for any such Investment, and any Net Income resulting therefrom, shall be excluded from clause (c) of the preceding paragraph; (iii) the redemption, repurchase or other acquisition or retirement of any Equity Interest in the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than a subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that any net cash proceeds that are used for such redemption, repurchase retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clause (c) of the preceding paragraph, or (iv) the defeasance, redemption or repurchase of Indebtedness equal in rank with the Exchange Notes or any Note Guarantees, as the case may be, or subordinated to the Exchange Notes or any Note Guarantees, as the case may be, with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; provided that any net cash proceeds that are used for any such defeasance, redemption or repurchase shall be excluded from clause (c) of the preceding paragraph.

      The foregoing clause (c), however, will not prohibit us or any of our Subsidiaries from making any Investment in Joint Ventures in the tobacco business on or after the date of the Indenture provided that the amount of any such Investment, together with the aggregate amount of all other such Investments in Joint Ventures made on or after April 1, 1996, shall not at any time exceed 15% of the Consolidated Tangible Net Worth of the Company as of the last day of the quarterly period most recently ended prior to the date of such Investment for which internal financial statements of the Company are available.

      The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by us or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, we will deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under this caption were computed, which calculations may be based upon the Company's latest available financial statements.

      Incurrence of Indebtedness and Issuance of Preferred Stock

      We will not, and will not permit any of our Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and we will not issue any Disqualified Stock and will not permit any of our Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Note Guarantor may incur Indebtedness (including Acquired Indebtedness) and the Company may issue shares of Disqualified Stock if:

             (i) the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

             (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided that no guarantee may be incurred pursuant to this paragraph, unless the guaranteed Indebtedness is incurred by us pursuant to this paragraph.

      The foregoing provisions will not apply to:

            (i) the incurrence (a) by us of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, any outstanding Indebtedness incurred pursuant to the first paragraph of this covenant, 2006 Senior Notes, Debentures or Old Notes or Exchanged Notes permitted under clause (ii) below, or (b) by Note Guarantors of Guarantees of Permitted Refinancing Indebtedness incurred by us pursuant to this clause
      (i) except in respect of the Debentures;

            (ii) the incurrence (a) by us of Indebtedness represented by the Old Notes and Exchange Notes issued therefor, or (b) by Note Guarantors of any Note Guarantees in respect thereof or in respect of Additional Notes incurred in accordance with the Indenture;

            (iii) the incurrence by us of Indebtedness under the New Credit Facility in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and our Subsidiaries thereunder) not to exceed $175 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness (and to correspondingly reduce the commitments, if any, with respect thereto) pursuant to the covenant described above under the caption "--Limitation on Asset Sales," it being understood that any amounts outstanding under the New Credit Facility on the Issue Date are deemed to be incurred under this clause (iii) and no amounts may be borrowed under the New Credit Facility unless all borrowings under the Existing Credit Facility have been paid in full.

            (iv) the incurrence by us or any of our Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding not to exceed the sum of (a) 50% of Eligible Inventory, plus (b) 75% of Eligible Receivables; provided that (I) the aggregate principal amount of any such Indebtedness incurred by our Subsidiaries at any time outstanding shall not exceed the greater of (X) the aggregate principal amount of Advances on Purchases of Tobacco outstanding at such time and (Y) the sum of (A) 50% of Eligible Inventory of all such Subsidiaries, plus (B) 75% of Eligible Receivables of all such Subsidiaries, (II) no more than $50.0 million of such Indebtedness may be secured by Liens on assets or property of our Subsidiaries and (III) none of such Indebtedness may be secured by Liens on assets or properties of the Company;

            (v) the incurrence by us or any of our Subsidiaries of Indebtedness used to fund Advances on Purchases of Tobacco, but only to the extent that the aggregate principal amount of such advances outstanding at any time, including Advances outstanding on the Issue Date, to any Person and such Person's Affiliates does not exceed 15% of the Consolidated Tangible Net Worth of the Company for the most recently ended fiscal quarter for which internal financial statements are available;

            (vi) the incurrence by us or any of our Subsidiaries of Indebtedness represented by Purchase Money Obligations or Capital Lease Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary, or any Permitted Refinancing Indebtedness thereof; provided that (a) the aggregate principal amount of any such Indebtedness does not exceed 100% of the purchase price or cost of the property to which such Indebtedness relates, (b) the Indebtedness is incurred within 180 days (or 360 days, in the case of such Indebtedness incurred to finance property used in the business of any of our Subsidiaries that is not organized under the laws of the United States of America, any state thereof or the District of Columbia) of the acquisition, construction or improvement of such property and (c) the aggregate principal amount of such Indebtedness outstanding, together with the aggregate principal amount of Attributable Indebtedness with respect to Sale and Leaseback Transactions permitted under clause
      (vii) below, at any time shall not exceed $15.0 million;

            (vii) Attributable Indebtedness with respect to Sale and Leaseback Transactions permitted under the caption below "--Limitation on Sale and Leaseback Transactions;" provided that the aggregate principal amount of such Indebtedness outstanding, together with the aggregate principal amount of Indebtedness permitted under clause (vi) above, at any time shall not exceed $15.0 million;

            (viii) (a) the incurrence by us or any of our Wholly Owned Subsidiaries of intercompany Indebtedness owing to the Company or any of our Subsidiaries, (b) the incurrence by any Subsidiary of ours that is not a Wholly Owned Subsidiary of Indebtedness owing to the Company or any of our Wholly Owned Subsidiaries, or (c) the incurrence by us or any of our Subsidiaries of Indebtedness in an aggregate principal amount outstanding at any time not to exceed $5.0 million for the purpose of making advances to Subsidiaries that are not Wholly Owned Subsidiaries of the Company or to Joint Ventures in which the Company or any of our Subsidiaries owns an interest; provided that Indebtedness may be incurred pursuant to clauses (b) and (c) only if and to the extent that the Investment constituting such Indebtedness shall be permitted above under the caption "--Limitation on Restricted Payments;" and provided further that, for purposes of clauses (a) and (b), (I) in the case of Indebtedness of the Company, such obligations and any trade payables owed by the Company to any of our Subsidiaries shall be unsecured and subordinated in case of an Event of Default in all respects to the Company's obligations pursuant to the Exchange Notes; and (II)(X) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary of the Company and (Y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, to which this clause (viii) no longer applies;

             (ix) the incurrence by us or any of our Subsidiaries of Hedging Obligations;

             (x) the incurrence by us or any of our Subsidiaries of Indebtedness with respect to letters of credit issued to customers to secure an obligation to deliver tobacco for which the customer has prepaid the purchase price in cash, but only to the extent of the amount of such cash prepayment; and

             (xi) the incurrence by us or any of our Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $15.0 million.

      The Company shall not, and shall not permit any Note Guarantor to, directly or indirectly in any event incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Exchange Notes or the relevant Note Guarantee to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or the relevant Note Guarantor.

      Liens

      The Company shall not, and shall not permit any Note Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of our assets, now owned or hereafter acquired, securing any Indebtedness unless the Exchange Notes, in the case of the Company, or the Note Guarantees, in the case of the Note Guarantors, are secured equally and ratably with such other Indebtedness; provided that, if such Indebtedness is by its terms subordinate to the Exchange Notes or the relevant Note Guarantees, the Lien securing such subordinate or junior Indebtedness shall be subordinate and junior to the Lien securing the Exchange Notes or the relevant Note Guarantees with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Exchange Notes or the relevant Note Guarantees. The foregoing restrictions shall not apply to the following Liens:

             (i) Liens securing only Existing Indebtedness, in an aggregate principal amount not greater than $3.2 million;

             (ii)   Liens securing only the Exchange Notes or Note Guarantees;

             (iii)  Liens in favor of the Company;

             (iv) Liens to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of the property subject to such Liens and permitted by the provisions of the Indenture described above under clause (vi) of the second sentence under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that such Lien does not extend to or cover any property other than such item of property and any improvements on such item;

             (v) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of such acquisition or the financing of such acquisition) and securing Acquired Indebtedness; provided that such Lien does not extend to or cover any property other than such item of property and any improvements on such item;

             (vi) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Note Guarantor (and not created in anticipation or contemplation thereof) and securing Acquired Indebtedness; provided that such Lien does not extend to or cover any property other than such item of property and any improvements on such item;

             (vii) Liens securing Attributable Indebtedness of the Company incurred with respect to Sale and Leaseback Transactions; provided that such Lien does not extend to or cover any property other than the property sold and leased back pursuant to such Sale and Leaseback Transaction; and

             (viii) Liens to secure Permitted Refinancing Indebtedness of any Indebtedness secured by Liens referred to in the foregoing clause (i),
      (iv), (v) or (vi) so long as such Lien does not extend to any other property.

      Dividend and Other Payment Restrictions Affecting Subsidiaries

      We will not, and will not permit any of our Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any of our Subsidiaries to

             (i) (a) pay dividends or make any other distributions to the Company or any of our Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or
      (b) pay any Indebtedness or other obligation owed to the Company or any of our Subsidiaries;

             (ii) make loans or advances to the Company or any of our Subsidiaries;

             (iii) sell, lease or transfer any of its properties or assets to the Company or any of our Subsidiaries; or

             (iv) guarantee the obligations of the Company evidenced by the Exchange Notes or any renewals, refinancings, exchanges, refundings or extensions thereof, except for such encumbrances or restrictions existing under or by reason of (a) the Indenture and the Exchange Notes, (b) applicable law, (c) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of our Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Net Income of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (d) any document or instrument governing Indebtedness incurred pursuant to clause (vi) or (vii) of the second paragraph under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" above, provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or (e) Permitted Refinancing Indebtedness of Indebtedness described in clause (c) hereof, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

      Merger, Consolidation or Sale of Assets

      We will not, and will not permit any of our Subsidiaries to, in a single transaction or series of related transactions, consolidate or merge with or into (other than the consolidation or merger of a Wholly Owned Subsidiary of the Company with another Wholly Owned Subsidiary of the Company or into the Company), whether or not the Company or such Subsidiary is the surviving corporation, or directly and/or indirectly through our Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and our Subsidiaries (determined on a consolidated basis for the Company and our Subsidiaries taken as a whole) in one or more related transactions to, another corporation, Person or entity unless

             (i) either (a) the Company, in the case of a transaction involving the Company, or such Subsidiary, in the case of a transaction involving a Subsidiary of ours, is the surviving corporation or (b) in the case of a transaction involving the Company, the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States of America, any state thereof or the District of Columbia or Bermuda and expressly assumes all the obligations of the Company under the Exchange Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

             (ii) immediately prior to and after such transaction no Default or Event of Default exists;

             (iii) the Company or, if other than the Company, the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;"

             (iv) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien securing Indebtedness not excepted from the provisions of the Indenture described above under the caption "--Liens," the Company or the Surviving Entity, as the case may be, shall have secured the Exchange Notes as required by such provisions; and

             (v) each Note Guarantor (including Persons that become Note Guarantors as a result of the transaction) shall have confirmed by supplemental indenture that its Note Guarantee shall apply for the Obligations of the surviving entity in respect of the Indenture and the Exchange Notes; and

             (vi) the Company shall have delivered to the Trustee an officers' certificate and, except in the case of a merger of a Subsidiary of ours into the Company or into a Wholly Owned Subsidiary of the Company, an opinion of counsel, each stating that such consolidation, merger, conveyance, lease or disposition and any supplemental indenture with respect thereto, comply with all of the terms of this covenant and that all conditions precedent provided for in this provision relating to such transaction or series of transactions have been complied with.

      In the event that the surviving entity under this covenant is organized or existing under Bermuda law, the Company will be required to pay to Holders additional amounts for certain withholding taxes or deductions to the extent applicable to the Exchange Notes on the conditions set forth in the Indenture.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      Each Note Guarantor will not, and the Company will not cause or permit any Note Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets to, any Person (other than the Company) that is not a Note Guarantor unless:

(1) such Person (if such Person is the surviving entity) assumes all of the obligations of such Note Guarantor in respect of its Note Guarantee by executing a supplemental indenture and providing the Trustee with an Officers' Certificate and Opinion of Counsel, and such transaction is otherwise in compliance with the Indenture;

      (2) such Note Guarantee is to be released as provided under "Note Guarantees;" or

      (3) such sale or other disposition of substantially all of such Note Guarantor's assets is made in accordance with "--Limitation on Sale of Assets."

           Limitation on Sale and Leaseback Transactions

           We will not, and will not permit any of our Subsidiaries to, enter into any Sale and Leaseback Transaction unless

               (a) after giving pro forma effect to any such Sale and Leaseback Transaction, we or such Subsidiary, as the case may be, could incur the Attributable Indebtedness relating to such Sale and Leaseback Transaction under the covenants described above under the captions "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and "-- Liens;"

               (b) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of such property, as determined by the Board of Directors of the Company, such determination to be evidenced by a resolution of the Board of Directors of the Company;

               (c) the aggregate rent payable by the Company or such Subsidiary in respect of such Sale and Leaseback Transaction is not in excess of the fair market rental value of the property leased pursuant to such Sale and Leaseback Transaction; and

               (d) the Company applies the Net Proceeds of the property sold pursuant to the Sale and Leaseback Transaction as provided above under the caption "--Limitation on Asset Sales."

           Transactions with Affiliates

           We will not, and will not permit any of our Subsidiaries to, directly or indirectly, after the date of the Indenture, in any one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties, assets or services to, or make any payment to, or purchase any property, assets or services from, or enter into or make any agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), other than Exempt Affiliate Transactions, unless

               (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable arm's length transaction by the Company or such Subsidiary with a Person that is not an Affiliate and

               (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date of the Indenture involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of such Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, a written opinion from an independent financial advisor (as defined below) that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

           "Independent financial advisor" means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company.

           Reports

           Whether or not required by the rules and regulations of the Commission, so long as any Exchange Notes are outstanding, we will furnish to the Holders of Exchange Notes and to broker-dealers making a market in the

Exchange Notes, and file with the Trustee, within 15 days after we are, or would have been, required to be filed such with the Commission:

             (i) all quarterly and annual financial information that is or would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we are or were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants; and

             (ii) all current reports that are or would be required to be filed with the Commission on Form 8-K if we are or were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon written request.

      In addition, at any time when we are not current in our reporting obligations, we will make available, upon request, to any holder and prospective purchaser of Exchange Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

      The following are "Events of Default:"

             (i) default for 30 days in the payment when due of interest on the Notes;

             (ii) default in payment when due of the principal of or premium, if any, on the Notes;

             (iii) failure by the Company to comply with the provisions described under the captions "--Note Guarantees," "--Change of Control," "--Certain Covenants--Limitation on Asset Sales," "--Certain Covenants-- Ownership of and Liens on Capital Stock of Subsidiaries," "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock," or "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

             (iv) failure by the Company to comply with any of its other agreements or covenants in the Indenture or in the Notes for 30 days after written notice by the Trustee or Holders of at least 25% of the aggregate principal amount of the Notes outstanding;

             (v) default under any mortgage, indenture or instrument (including without limitation, the New Credit Facility) under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of our Subsidiaries (or the payment of which is guaranteed by the Company or any of our Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

                    (a) is caused by a failure to pay principal of such Indebtedness at final maturity thereof (a "Payment Default"); or

                    (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, exceeds in the aggregate $5.0 million;

             (vi) the rendering of a final judgment or judgments or an order or orders against the Company or any of our Subsidiaries for the payment of money not fully covered by insurance in an amount in excess of $10.0 million in the aggregate and either:

                    (a) a creditor commences an enforcement proceeding upon any such judgment or order; or

                    (b) any such judgment or order remains undischarged or unstayed for a period of 45 days after the date on which the right to appeal has expired;

             (vii) certain events of bankruptcy, insolvency or reorganization with respect to the Company, any Material Domestic Subsidiary or any Material Foreign Subsidiary or the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

             (viii) except as permitted by the Indenture, any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, denies or disaffirms such Note Guarantor's obligations under its Note Guarantee.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all of the then outstanding Notes may declare by written notice to the Company all the Notes to be due and payable immediately. After such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of principal, interest or premium that have become due solely because of such acceleration, have been cured or waived as provided in the Indenture. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Material Domestic Subsidiary or Material Foreign Subsidiary, all outstanding Notes will become due and payable without any declaration or other act by the Trustee or any Holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Indenture provides that if a Default occurs and is continuing, generally the Trustee must, within 90 days after the occurrence of such Default, give to the Holders thereof notice of such Default. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, any Note, except a payment default resulting from an acceleration that has been rescinded, or in respect of a provision that cannot be amended or waived without the consent of the Holder of each outstanding Note. See the discussion below under the caption "--Amendment, Supplement and Waiver."

      No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 30 days. However, such restrictions do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

      The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Note by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

Legal Defeasance and Covenant Defeasance

      We may, at our option and at any time, elect to have all of the obligations of the Company discharged with respect to the outstanding Notes ("Legal Defeasance") except for:

             (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

             (ii) our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment;

             (iii) the rights, powers, trusts, duties and immunities of the Trustee, and our obligations in connection therewith; and

             (iv)   the Legal Defeasance provisions of the Indenture.

      In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture, some of which are described above ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance,

             (i) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, noncallable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the Notes are being defeased to maturity or to a particular redemption date;

             (ii) in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel acceptable to the Trustee confirming that

                    (a) we have received from, or there has been published by, the Internal Revenue Service a ruling; or

                    (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

             (iii) in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

             (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

            (vi) we must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (vii) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

            (viii) we must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

Transfer and Exchange

      A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee will act as paying agent and registrar for the Notes. We, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any Note selected for redemption. Also, we are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

      The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a tender offer or exchange offer for the Notes.

      Without the consent of each Holder, an amendment or waiver may not:

            (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (ii) reduce the principal of or premium on or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Change of Control" and "--Certain Covenants");

            (iii) reduce the rate of or change the time for payment of interest on any Note;

            (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

            (v) make any Note payable in money other than that stated in the Notes;

             (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

             (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the captions "--Change of Control" and "--Certain Covenants");

             (viii) modify the ranking or priority of the Notes;

             (ix) release the Company from any of our obligations under the Indenture other than in accordance with the terms of the Indenture;

             (x) eliminate or modify in any manner a Note Guarantor's obligations with respect to its Note Guarantee which adversely affects Holders in any material respect, except as contemplated in the Indenture; or

             (xi) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any Holder of Notes, we, the Note Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Certificated Notes, to provide for the assumption of our obligations to Holders of Notes in the case of a merger or consolidation, to add Note Guarantees, to issue Additional Notes, and to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the interests of the Holders in any material respect, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Payments for Consent

      Neither we nor any of our Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Concerning the Trustee

      The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain certain limitations on the rights of the Trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

      Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to DIMON Incorporated, 512 Bridge Street, Danville, Virginia 24541, Attention: Secretary.

Governing Law

      The Indenture and the Exchange Notes will be governed by the law of the State of New York.

Certain Definitions

      Set forth below are certain defined terms used in the Indenture.

      "2006 Senior Notes" means the $125 million aggregate principal amount of 8?% Senior Notes due 2006 issued by the Company on May 29, 1996.

      "Acquired Indebtedness" means, with respect to any specified Person,

           (i) any Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and

           (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, and in either case for purposes of the Indenture, shall be deemed to be incurred by such specified Person at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person or at the time such asset is acquired by such specified Person, as the case may be.

      "Advances on Purchases of Tobacco" means loans, advances and extensions of credit made by the Company or any of our Subsidiaries to growers and other suppliers of tobacco (including Affiliates) and tobacco growers' cooperatives, whether short-term or long-term, in the ordinary course of business to finance the growing or processing of tobacco.

      "Affiliate" of any specified Person means:

           (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

           (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause
      (i).

      For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of any class or any series of any class of equity securities of a Person, whether or not voting, shall be deemed to be control.

      "Asset Sale" means, with respect to any Person, the sale, lease, conveyance or other disposition, that does not constitute a Restricted Payment or an Investment, by such Person of any of its assets (including, without limitation, by way of a Sale and Leaseback Transaction and including the issuance, sale or other transfer of any Equity Interests in any Subsidiary) other than to the Company (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance), in each case, in one or a series of related transactions; provided that notwithstanding the foregoing, the term "Asset Sale" shall not include:

           (i) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, in accordance with the terms of the covenant entitled "--Merger, Consolidation or Sale of Assets;"

           (ii) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice;

           (iii) a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company;

           (iv) an issuance of Equity Interests by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company, provided that the consideration paid by the Company or such Wholly Owned Subsidiary of the Company for such Equity Interests shall be deemed to be an Investment; or

           (v)    the sale or other disposition of cash or Cash Equivalents.

      "Attributable Indebtedness" means, in respect of a Sale and Leaseback Transaction at the time of determination thereof, the greater of:

           (i) the capitalized amount in respect of such transaction that would appear on the face of a balance sheet of the lessee in accordance with GAAP; and

           (ii) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means

           (i)    in the case of a corporation, capital stock;

           (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

           (iii) in the case of a partnership, partnership interests (whether general or limited); and

           (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalent" means

           (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition;

           (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition;

           (iii) commercial paper issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition;

           (iv) shares of money market mutual funds having assets in excess of $2 billion; and

           (v) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks.

      "Change of Control" means such time as:

           (i) any Person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the beneficial owner, by way of merger, consolidation or otherwise, of 30% or more of the voting power of the Voting Stock of the Company on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company convertible into or exercisable for Voting Stock of the Company (whether or not such securities are then currently convertible or exercisable); or

           (ii) the sale, lease or transfer of all or substantially all of the consolidated assets of the Company to any Person or group; or

           (iii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new members of such Board of Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the members of such Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors of the Company then in office; or

           (iv) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company (in each case, whether or not in compliance with the terms of the Indenture), in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of the Company immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Company or the surviving entity if other than the Company.

      "Consolidated EBITDA" means, with respect to any Person for any period, the sum, without duplication, of:

           (i)    the Consolidated Net Income for such period; plus

           (ii)   the Consolidated Interest Expense for such period; plus

           (iii)  amortization of deferred financing charges for such period;
      plus

           (iv) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period); plus

           (v) consolidated depreciation, amortization and other noncash charges of such Person and its Subsidiaries required to be reflected as expenses on the books and records of such Person; minus

           (vi) cash payments with respect to any nonrecurring, noncash charges previously added back pursuant to clause (v); and excluding

           (vii)  the impact of foreign currency translations.

      Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other noncash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (unless such approval has been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

      "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Subsidiaries for such period to the Consolidated Interest Expense of such Person and its Subsidiaries for such period. If the Company or any of its Subsidiaries incurs, assumes, guarantees or repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the four-quarter reference period for which the Consolidated Interest Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period, provided, however, that in making such computation on a pro forma basis, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating interest rate and which was not actually outstanding during all or any part of such four-quarter reference period shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such Indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such Indebtedness or the date one year after the date of such determination) had been the applicable rate during that portion of such four-quarter reference period when such Indebtedness was not actually outstanding. For purposes of making the computation referred to above:

           (i) acquisitions that have been made by the Company or any of our Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period, or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

           (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

           (iii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

      "Consolidated Interest Expense" means, with respect to any Person for any period the consolidated interest expense of such Person and its Subsidiaries for such period determined in accordance with GAAP (net of any interest income), plus, to the extent not included in such interest expense:

           (i) amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and any Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing charges for such period;

           (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period;

           (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon); and

           (iv) the product of (a) all cash dividend payments (and noncash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Subsidiary, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

           (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof;

           (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (unless such approval has been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

           (iii) the Net Income of any Person acquired in a pooling of interests transaction for any periods ending on or prior to the date of such acquisition shall be excluded; and

           (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person (other than purchase accounting adjustments made, in connection with any acquisition of any entity that becomes a consolidated Subsidiary of such Person after the date of the Indenture, to the book value of the assets of such entity), (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined on a consolidated basis in accordance with GAAP.

      "Consolidated Tangible Net Worth" means, with respect to any Person as of any date, the sum of (i) Consolidated Net Worth, minus (ii) the amount of such Person's intangible assets at such date, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, patents, trademarks, tradenames, copyrights, franchises, licenses and deferred charges (such as, without limitation, unamortized costs and costs of research and development), all determined for such Person on a consolidated basis in accordance with GAAP.

      "Debentures" means the $73.3 million aggregate principal amount of 6 1/4% Convertible Subordinated Debentures due March 31, 2007 issued by the Company on April 1, 1997.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Disqualified Stock" means:

           (i) with respect to any Person, Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date which is one year after the latest date on which the Notes mature; and

           (ii) with respect to any Subsidiary of such Person, any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

      "Eligible Inventory" means, as of any date, all inventory of the Company and any of our Subsidiaries, wherever located, valued in accordance with GAAP and shown on the balance sheet of the Company for the quarterly period most recently ended prior to such date for which financial statements of the Company are available.

      "Eligible Receivables" means, as of any date, all accounts receivable of the Company and any of our Subsidiaries arising out of the sale of inventory in the ordinary course of business, valued in accordance with GAAP and shown on the balance sheet of the Company for the quarterly period most recently ended prior to such date for which financial statements of the Company are available.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), whether outstanding prior to, on or after the date of the Indenture.

      "Exempt Affiliate Transactions" means:

           (i) transactions between or among the Company and/or its Wholly Owned Subsidiaries;

           (ii) advances to officers of the Company or any of our Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Subsidiary or in connection with any relocation;

           (iii) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any of our Subsidiaries in the ordinary course of business;

           (iv) any employment agreement that is in effect on the date of the Indenture in the ordinary course of business and any such agreement entered into by the Company or a Subsidiary of ours after the date of the Indenture in the ordinary course of business of the Company or such Subsidiary; and

           (v) any Restricted Payment that is not prohibited by the covenant set forth under the caption "Restricted Payments" above.

      "Existing Credit Facility" means the Credit Agreement, dated as of June 27, 2000, among the Company as borrower, First Union National Bank, as administrative agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

      "Existing Indebtedness" means the Indebtedness of the Company and our Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

      "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination, provided that, except as specifically provided in the Indenture, all calculations made for purposes of determining compliance with the covenants set forth in Article IV and Section 5.01 of the Indenture (which include the covenants described above under "Certain Covenants") shall use GAAP, as in effect as of the date of the Indenture for financial statements for fiscal years ending on or after September 30, 2001, but that for such purposes of determining compliance, GAAP shall not include (i) the requirement to recognize any impairment losses pursuant to Statement of Financial Accounting Standards No. 142 and (ii) the effects of Statements of Financial Accounting Standards Nos. 121 and 133.

      "Guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

           (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by agreement to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

           (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb shall have a correlative meaning.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person entered into in the ordinary course of business under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates, (ii) forward exchange agreements, currency swap, currency option and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in foreign currency exchange rates, and (iii) forward contracts, commodity swap, commodity option and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in commodity prices.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or Attributable Indebtedness with respect to Sale and Leaseback Transactions, or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

      "Investment Grade Rating" means an assigned rating of (i) BBB- or higher by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor ("S&P"); and (ii) Baa3 or higher by Moody's Investor Service, Inc. or its successor ("Moody's").

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding advances to officers and employees of the type specified in clause (ii) of the definition of Exempt Affiliate Transactions), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

      "Joint Venture" means a single-purpose corporation, partnership or other legal arrangement hereafter formed by the Company or any of our Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person through a separate legal entity.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Material Domestic Subsidiary" means any of our Subsidiaries which is organized under the laws of the United States of America, any state thereof or the District of Columbia and would constitute a "significant subsidiary" of the Company as defined in Rule 1.02 of Regulation S-X promulgated by the Commission except that for purposes of this definition all reference therein to ten (10) percent shall be deemed to be references to five (5) percent.

      "Material Foreign Subsidiary" means any of our Subsidiaries, other than any Subsidiary which is organized under the laws of the United States of America, any state thereof or the District of Columbia, which constitutes a "significant subsidiary" of the Company as defined in Rule 1.02 of Regulation S-X promulgated by the Commission.

      "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

           (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to any Sale and Leaseback Transaction) or (b) the disposition of any securities by such Person or any of its Subsidiaries; or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

           (ii) any extraordinary gain or loss or any non-cash instructuring charge approved by the Company's Board of Directors, together with any related provision for taxes on such extraordinary gain or loss.

      Notwithstanding anything to the contrary contained herein, net income for the period from April 1, 1996 to the Issue Date shall be calculated in accordance with the indenture dated as of May 29, 1996, between and among the Company, DIMON International, Inc., Florimex Worldwide, Inc. and Crestar Bank as Trustee.

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of our Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "New Credit Facility" means the Credit Agreement, executed on October 31, 2001, among the Company as borrower thereunder, First Union National Bank, as administrative agent, and the lenders party thereto, to replace the Existing Credit Facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

      "Note Guarantee" means any guarantee of the Company's Obligations under the Old and Exchange Notes and the Indenture provided by a Material Domestic Subsidiary pursuant to the Indenture.

      "Note Guarantor" means any Material Domestic Subsidiary which provides a Note Guarantee pursuant to the Indenture until such time as its Note Guarantee is released in accordance with the Indenture.

      "Obligations" means any principal, premiums, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Permitted Investments" means:

           (i)   any Investments in the Company;

           (ii)  any Investments in Cash Equivalents;

           (iii) Investments made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Certain Covenants--Limitation on Asset Sales;"

           (iv) Investments (other than Advances on Purchases of Tobacco) outstanding as of the date of the Indenture;

           (v) Investments in Wholly Owned Subsidiaries of the Company and any entity that:

                 (a) as engaged in the same or a similar line of business as the Company or any of our Subsidiaries was engaged in on the date of the Indenture and which has not been discontinued on or prior to the date of such Investment or any reasonable extensions or expansions thereof; and

                 (b) as a result of such Investment, is a Wholly Owned Subsidiary of the Company;

           (vi) investments made in the ordinary course of business in export notes, trade credit assignments, bankers' acceptances, guarantees and instruments of a similar nature issued in connection with the financing of international trading transactions by:

               (a) any commercial bank or trust company (or any Affiliate thereof) organized under the laws of the United States of America, any state thereof, or the District of Columbia having capital and surplus in excess of $100 million; or

               (b) any international bank of recognized standing ranking among the world's 100 largest commercial banks in terms of total assets; and

          (vii) any Advances on Purchases of Tobacco, but only to the extent that the aggregate principal amount of such advances outstanding at any time, including advances outstanding as of the Issue Date, to any Person and such Person's Affiliates does not exceed 15% of the Consolidated Tangible Net Worth of the Company for the most recently ended fiscal quarter for which internal financial statements are available.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of our Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of our Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness (x) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (y) does not have a stated maturity earlier than the stated maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (z) does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Subsidiary of ours) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Subsidiary of ours) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in the Indenture described under "--Change of Control" above; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Old and Exchange Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Old and Exchange Notes on terms at least as favorable to the Holders of Old and Exchange Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary of ours who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Purchase Money Obligation" of any Person means any obligation of such Person to any seller or any other Person incurred or assumed to finance the construction and/or acquisition of real or personal property constituting plant or equipment to be used in the business of such Person or any of its Subsidiaries (excluding accounts payable to trade creditors incurred in the ordinary course of business), which obligation is secured by a Lien on such property constructed or acquired.

      "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 180 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership
(a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "U.S. Government Obligations" means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

      "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payments at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or, in the case of Subsidiaries that are not organized under the laws of the United States of America, any state thereof or the District of Columbia, by one or more nominees of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM

General

      Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

      Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depositary Procedures

      DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      Pursuant to procedures established by DTC:

               . upon deposit of a Global Note, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes and

               . ownership of such interests in a Global Note will be maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

      Investors in a Global Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream Luxembourg) that are Participants in such system. Euroclear and Clearstream Luxembourg will hold interests in a Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. The depositaries, in turn, will hold interests in a Global Note in customers' securities accounts in the depositaries' names on the books of DTC.

      All interests in a Global Note, including those held through Euroclear or Clearstream Luxembourg, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream Luxembourg will also be subject to the procedures and requirements of these systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Notes, see "--Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes."

      Except as described below, owners of interests in a Global Note will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

      Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered holder under the Indenture. The Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

          . any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in a Global Note or

          . any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Except for trades involving only Euroclear and Clearstream Luxembourg participants, interests in a Global Note are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

      Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in a Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg.

      Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited and reported to the relevant Euroclear or Clearstream Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream Luxembourg) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream Luxembourg as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day for Euroclear or Clearstream Luxembourg following DTC's settlement date.

      DTC has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more Participants to whose account with DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. If there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange a Global Note for Exchange Notes in certificated form, and to distribute the Notes to its Participants.

      Although DTC, Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in Global Notes among participants in DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      The information in this section concerning DTC, Euroclear and Clearstream Luxembourg and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Exchange of Book-Entry Exchange Notes for Certificated Exchange Notes

      A Global Note is exchangeable for Exchange Notes in registered certificated form (a "Certificated Exchange Note") if:

          . DTC (1) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company fails to appoint a successor depositary or (2) has ceased to be a clearing agency registered under the Exchange Act,

          . the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Exchange Notes in certificated form, or

          . at the request of DTC, if there shall have occurred and be continuing an Event of Default with respect to the Exchange Notes.

      In all cases, Certificated Exchange Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless the Company determines otherwise in accordance with the Indenture and in compliance with applicable law.

                MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

      The following summarizes the material federal income tax consequences of the exchange of Old Notes for Exchange Notes. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. In addition, this summary does not address the tax consequences of the exchange under applicable state, local or foreign laws.

      The exchange of Old Notes for Exchange Notes pursuant to the exchange offer will not result in any United States federal income tax consequences to Holders. When a Holder exchanges an Old Note for an Exchange Note pursuant to the exchange offer, the Holder will have the same adjusted basis and holding period for the Exchange Note as for the Old Note immediately before the exchange.

      Each Holder should consult his own tax advisor as to the particular tax consequences to it of exchanging Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

                             PLAN OF DISTRIBUTION

      Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will, for a period of 180 days after the consummation of the exchange offer, make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from the sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such document in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

      Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of Old Notes who did not exchange their Old Notes for Exchange Notes in the exchange offer on terms which may differ from those contained in the Registration Rights Agreement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding Old Notes have been exchanged for Exchange Notes pursuant to the terms and conditions contained herein.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Exchange Offer will be passed upon for us by Hunton & Williams.

                                    EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule as of June 30, 2001 and for the year then ended included in our Annual Report on Form 10-k, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule for the year ended June 30, 2001 are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

      The financial statements as of June 30, 2000 and for each of the two years in the period then ended incorporated in this Prospectus by reference to the Annual Report on Form 10-k for the year ended June 30, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange. Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") with respect to the Exchange Notes. This prospectus, which is a part of the Registration Statement, omits certain information included in the Registration Statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are only summaries and are not complete. We refer you to these exhibits for a more complete description of the matter involved. Each statement regarding the exhibits is qualified by the actual documents.

      We are "incorporating by reference" the documents listed below that we have filed with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference (1) our Annual Report on Form 10-K for the year ended June 30, 2001,
(2) our Quarterly Report on form 10-Q for the quarter ended September 30, 2001,
(3) our Current Report on form 8-K filed on October 15, 2001, (4) our Current Report on form 8-K filed on October 30, 2001 and (5) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all notes have been sold.

      You may request a copy of those filings, at no cost, by writing or telephoning us at the following:

                  DIMON Incorporated
                  512 Bridge Street
                  Danville, Virginia 24541
                  (434) 792-7511

      Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus as if that information were included in this prospectus.

                                    [LOGO]







                              DIMON INCORPORATED



                                   OFFER FOR
                 ALL OUTSTANDING 9 5/8% SENIOR NOTES DUE 2011
                                IN EXCHANGE FOR
                    REGISTERED 9 5/8% SENIOR NOTES DUE 2011



                        _______________________________

                                  PROSPECTUS

                        _______________________________

                             _________ ____, 2001

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

      Item 20.    Indemnification of Directors and Officers

      The Virginia Stock Corporation Act permits and the Amended and Restated Articles of Incorporation of DIMON Incorporated (the "Registrant") require, indemnification of the directors and officers of the Registrant in a variety of circumstances, which may include liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Articles of the Registrant require indemnification of directors and officers with respect to any liability, expenses incurred by them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Articles of the Registrant provide that, to the full extent, that the Virginia Stock Corporation Act permits elimination of the liability of directors of officers, no director or officer of the Registrant shall be liable to the Registrant or its shareholders for any monetary damages. The Registrant may purchase insurance on behalf of directors, officers, employees and agents that may cover liabilities under the Securities Act.

      Item 21.    Exhibits and Financial Data Schedules

      The following is a list of all the exhibits filed herewith or incorporated by reference as part of the Registration Statement.


Number                              Description
------                              -----------

3.1 Amended and Restated Articles of Incorporation of DIMON Incorporated, (incorporated by reference to Appendix VII to DIMON Incorporated's Joint Proxy Statement filed pursuant to Rule 424(b) in connection with DIMON Incorporated's Registration Statement on Form S-4 (File No. 33-89780)).

3.2 Amended and Restated Bylaws, as amended, of DIMON Incorporated effective February 20, 2001 (incorporated by reference to Exhibit 3 to DIMON Incorporated's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

4.1 Indenture dated as of October 30, 2001 among DIMON Incorporated, as issuer, the Guarantors named therein and SunTrust Bank, as trustee. (incorporated by reference to Exhibit 4.1 to DIMON Incorporated's Quarterly Report on Form 10-Q for the quarter ended September 30,
         2001).

4.2 Registration Rights Agreement, dated October 30, 2001, by and among DIMON Incorporated, First Union Capital Securities, Inc., Deutsche Banc Alex. Brown Inc., ING Barings Limited, acting as agent for ING Bank N.V., and SunTrust Capital Markets, Inc. (incorporated by reference to
         Exhibit 4.2 to DIMON Incorporated's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.3      Form of Note (included in Exhibit 4.1).

5.1      Opinion of Hunton & Williams as to the legality of the securities.

12.1     Statements regarding computation of ratios.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Ernst & Young LLP.

23.3     Consent of Hunton & Williams (included in Exhibit 5.1).

24.1 Powers of Attorney (included on signature page to this Registration Statement)

25.1     Statement of Eligibility of Trustee.

99.1     Letter of Transmittal, with respect to the Old Notes and Exchange
         Notes.

99.2 Notice of Guaranteed Delivery, with respect to the Old Notes and Exchange Notes.

99.3 Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner.


      Item 22.    Undertakings

      (a)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b)The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (c)The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d)The undersigned Registrant hereby undertakes:

               (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

               (2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (e)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (f)The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (g)The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                            SIGNATURE OF REGISTRANT

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danville, Commonwealth of Virginia, on November 20, 2001.

                                  DIMON Incorporated
                                  (Registrant)




                                  By:  /s/ Brian J. Harker
                                     __________________________________________
                                                   Brian J. Harker
                                        President and Chief Executive Officer
                                            (Principal Executive Officer)



                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on November 20, 2001. Each of the undersigned officers and directors of the registrant hereby constitutes Brian J. Harker, James A. Cooley and Thomas G. Reynolds, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                Signature                                                    Title
                ---------                                                    -----
/s/ Brian J. Harker
-----------------------------------------
Brian J. Harker                                              President and Chief Executive Officer
                                                                 (Principal Executive Officer)

/s/ James A. Cooley
-----------------------------------------
James A. Cooley                                         Senior Vice President - Chief Financial Officer
                                                                 (Principal Financial Officer)

/s/ Thomas G. Reynolds
-----------------------------------------
Thomas G. Reynolds                                                Vice President - Controller
                                                                (Principal Accounting Officer)

/s/ Joseph L. Lanier, Jr.
-----------------------------------------
Joseph L. Lanier, Jr.                                                        Director

/s/ Albert C. Monk III
-----------------------------------------
Albert C. Monk III                                                           Director

/s/ Thomas F. Keller
-----------------------------------------
Thomas F. Keller                                                             Director

/s/ James E. Johnson, Jr.
-----------------------------------------
James E. Johnson, Jr.                                                             Director


/s/ Norman A. Scher
-----------------------------------------
Norman A. Scher                                                                   Director

/s/ Henry F. Frigon
-----------------------------------------
Henry F. Frigon                                                                   Director

/s/ John M. Hines
-----------------------------------------
John M. Hines                                                                     Director

/s/ R. Stuart Dickson
-----------------------------------------
R. Stuart Dickson                                                                 Director

/s/ Martin R. Wade III
-----------------------------------------
Martin R. Wade III                                                                Director